UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

SUPER LEAGUE ENTERPRISE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Super League Enterprise, Inc.

2856 Colorado Avenue

Santa Monica, California 90404

(213) 421-1920

2025

Dear Fellow Stockholder:

You are cordially invited to attend the 2024 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Enterprise, Inc. (the “Company”) to be held at 10:00 a.m., Pacific Daylight Time, on June 9, 2025. Details of the matters to be considered at the Meeting are included in the accompanying proxy statement (the “Proxy Statement”).

The Annual Meeting will be held via the Internet in a virtual format. Stockholders will be able attend and submit questions during the Annual Meeting at https://www.______. During the Meeting until polls are closed, you may vote by logging into the Annual Meeting using your shareholder information provided on the proxy card accompanying the Proxy Statement.

Details of the business to be conducted at the Annual Meeting are described in the Proxy Statement. We will begin mailing this proxy statement and all other related materials on or about     , 2025. We have also made a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 (“Annual Report”) available with the Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Your vote is important, regardless of the number of shares you hold. Even if you do not plan to attend the Annual Meeting, please vote your shares as promptly as possible. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

We look forward to your participation in the Annual Meeting by attending virtually or by submitting your proxy.

Sincerely,

Ann Hand
Executive Chair

Super League Enterprise, Inc.

2856 Colorado Avenue

Santa Monica, California 90404

(213) 421-1920

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2025

Dear Stockholders of Super League Enterprise, Inc.:

We are pleased to invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Enterprise, Inc., a Delaware corporation (the “Company”), which takes place on June 9, 2025 at 10:00 a.m., Pacific Daylight Time. The Annual Meeting will be a virtual meeting, held on the Internet at https://www.[meeting-website] for the following purposes:

1.	to re-elect two of our current directors to serve as Class I directors until our 2027 annual meeting of stockholders, or until their respective successors are duly elected and qualified;

2.

to approve, for purposes of complying with Nasdaq Listing Rule 5635: (i) the anti-dilution provisions within the Certificate of Designation of Powers, Rights and Limitations of the Company’s Series AAA Convertible Preferred Stock, which allows for the conversion price of the Series AAA Convertible Preferred Stock to be adjusted in the event of a future issuance of securities below the then-current conversion price; and (ii) the issuance of rights to purchase additional shares of Series AAA Convertible Preferred Stock on substantially similar terms;

3.

to approve, for purposes of complying with Nasdaq Listing Rule 5635, (i) the anti-dilution provisions within the Certificate of Designation of Powers, Rights and Limitations of the Company’s Series AAA Junior Convertible Preferred Stock, which allows for the conversion price of the Series AAA Junior Convertible Preferred Stock to be adjusted in the event of a future issuance of securities below the then-current conversion price; (ii) the issuance of rights to purchase additional shares of Series AAA Junior Convertible Preferred Stock on substantially similar terms; and (iii) the issuance of the Series AAA JR Investor Warrants (as defined in Proposal 3);

4.

to approve one or more amendments to our Charter to effect (a) one or more reverse splits of the Company’s issued and outstanding shares of capital stock at a ratio of 1-for-5 to 1-for-200, and in the aggregate at a ratio of not more than 1-for-4,000, inclusive, with the exact ratio within such range to be determined by the Board of Directors of the Company at its discretion (the “Reverse Split”), and (b) the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders, each subject to the Board's authority to abandon such amendments;

5.	to approve our 2025 Omnibus Equity Incentive Plan (“2025 Plan”);

6.	to approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers;

7.	to conduct an advisory vote to indicate how frequently stockholders believe we should conduct a non-binding advisory vote on the compensation of our Named Executive Officers;

8.	to ratify the appointment of Withum Smith + Brown, PC as our independent auditors for the fiscal year ending December 31, 2025; and

9.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock in a potential financing;

10.	to vote upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These matters are more fully discussed in the attached proxy statement (the “Proxy Statement”).

Beginning on or about    , 2025, we mailed copies of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) and other related materials to stockholders entitled to receive notice of and to vote at the Meeting. Please refer to these materials for instructions regarding virtual attendance at the Annual Meeting and how to submit your vote for the proposals described in this proxy statement. The Proxy Statement and the Annual Report both are available online at: http://[TA/proxy materials-website].

The close of business on April 16, 2025 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of our Common Stock, and holders of our currently outstanding preferred stock, par value $0.001 per share, including our Series AA Convertible Preferred Stock, Series AA-3 Convertible Preferred Stock, Series AA-4 Convertible Preferred Stock, Series AA-5 Convertible Preferred Stock, Series AAA Convertible Preferred Stock, Series AAA-2 Convertible Preferred Stock, Series AAA Junior Convertible Preferred Stock, Series AAA-2 Junior Convertible Preferred Stock, Series AAA-3 Junior Convertible Preferred Stock and Series AAA-4 Junior Convertible Preferred Stock (collectively, the “Preferred Stock”), as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, located at 2856 Colorado Avenue, Santa Monica, California 90404, during normal business hours for a period of ten days prior to the Annual Meeting, and at the Annual Meeting.

Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote your shares as promptly as possible by Internet or telephone so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors recommends that you vote “FOR” each of the Class I director nominees identified in Proposal No. 1, “FOR” Proposals No. 2, 3, 4, 5, 6, 8, and 9, and for “EVERY THREE YEARS” in Proposal No. 7. Each of these Proposals are described in detail in the Proxy Statement.

COPIES OF THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT:

HTTP://[proxymaterialswebsiteG]

By Order of the Board of Directors,

Ann Hand Executive Chair

Santa Monica, California

                  , 2025

Super League Enterprise, Inc.

2856 Colorado Avenue

Santa Monica, California 90404

Tel. (213) 421-1920

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Super League Enterprise, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”). The Meeting will take place exclusively in a virtual meeting format on Jun 9, 2025, at 10:00 a.m., Pacific Daylight Time, and will be held via the Internet at: https://www.[meeting-website].

Beginning on or about    , 2025, we mailed copies of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) and other related materials to stockholders entitled to receive notice of and to vote at the Meeting. Please refer to these materials for instructions regarding virtual attendance at the Annual Meeting and how to submit your vote for the proposals described in this proxy statement.

This proxy statement and the Annual Report can also be accessed free of charge online as of                    , 2025 at: http://[proxy-materials-website].

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are each described in this proxy statement. Only holders of our common stock, par value $0.001 per share (“Common Stock”), and holders of our outstanding preferred stock, par value $0.001 per share, including our Series AA Convertible Preferred Stock, Series AA-3 Convertible Preferred Stock, Series AA-4 Convertible Preferred Stock, Series AA-5 Convertible Preferred Stock, Series AAA Convertible Preferred Stock, Series AAA-2 Convertible Preferred Stock, Series AAA Junior Convertible Preferred Stock, Series AAA-2 Junior Convertible Preferred Stock, Series AAA-3 Junior Convertible Preferred Stock and Series AAA-4 Junior Convertible Preferred Stock, each series of preferred stock having a par value of $0.001 per share (collectively, the “Preferred Stock”), as of the close of business on May 2, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were the following shares of Preferred Stock outstanding: (i) 3,639 shares of Series AA Convertible Preferred Stock; (ii) zero shares of Series AA-2 Convertible Preferred Stock; (iii) 25 shares of Series AA-3 Convertible Preferred Stock; (iv) 500 shares of Series AA-4 Convertible Preferred Stock; (v) 50 shares of Series AA-5 Convertible Preferred Stock; (vi) 7,345 shares of Series AAA Convertible Preferred Stock; (vii) 3,148 shares of Series AAA-2 Convertible Preferred Stock; (viii) 352 shares of Series AAA Junior Convertible Preferred Stock; (ix) 441 shares of Series AAA-2 Junior Convertible Preferred Stock; (x) 627 shares of Series AAA-3 Junior Convertible Preferred Stock; and (xi) 399 shares of Series AAA-4 Junior Convertible Preferred Stock.

Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. Holders of Preferred Stock vote together with the Common Stock on an as-converted basis. As of the Record Date, outstanding shares represented 27,873,774 votes, consisting of 17,856,053 votes attributable to Common Stock and 10,017,721 votes attributable to Preferred Stock.

Quorum

In order for any business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either by virtual attendance or by proxy, of the holders of shares of stock having at least one-third (1/3) majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will constitute a quorum for the transaction of business. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of establishing a quorum. Shares that constitute broker non-votes will also be counted as present at the Annual Meeting for the purpose of establishing a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Attendance at the Annual Meeting

We will host the virtual Meeting live online, via Internet webcast. You may attend the Meeting virtually by visiting https://www.[meeting-website]. The Internet webcast will start at 10:00 a.m., Pacific Daylight Time, on June 9, 2025.

To access the virtual Meeting, please go to https://www.[meeting-website]. You will have the option to log in to the virtual Meeting as a “Stockholder” with a control number or as a “Guest.” If you are a stockholder of record as of the Record Date, you may log in as a “Stockholder” using the control number and password for the Meeting, both of which can be found on your proxy card. If you are not a stockholder of record, but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the Meeting as “Guest” by entering your name and email address. As a “Guest”, you will have access to the Meeting materials and will be able to ask questions during the Meeting, but you will not be able to vote during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Meeting, you must register in advance to attend the Meeting as a “Stockholder”. To register to attend the virtual Meeting as a “Stockholder”, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Issuer Direct.

Whether you attend the Meeting as a “Stockholder” or as a “Guest”, please allow yourself ample time for the online check-in procedures.

Questions at the Annual Meeting

By accessing https://www.[meeting-website] on the Internet, our stockholders will be able to submit questions in writing in advance of or during the Meeting, vote, view the Meeting procedures, and obtain copies of proxy materials. Stockholders will need their unique control number which appears on the proxy card accompanying this Proxy Statement and the instructions that accompanied the proxy materials.

Voting

If you are a stockholder of record as of the Record Date, there are four ways you can vote:

1.	By the Internet: If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided on your proxy card.

2.	By Telephone: You may vote by telephone by following the instructions on your proxy card.

3.	By Postal Mail: If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

4.

During the Meeting: You will have the ability to attend the virtual Meeting and vote online via the Internet during the Meeting. The Meeting will be a virtual only meeting and can be accessed on the Internet at https://www.[meeting-website]. Submitting a proxy will not prevent a stockholder from attending the Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the Meeting.

In order to be counted, proxies submitted electronically by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 8, 2025. Proxies submitted by postal mail must be received before the start of the virtual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Required Vote for Approval

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each proposal is as follows:

No.	Proposal	Vote Required
1.	Election of the two Class I director nominees named in this proxy statement, each for a term to conclude at the 2027 annual meeting of stockholders.

The two Class I director nominees who receive the greatest number of votes cast “FOR” at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote, will be elected to serve on our Board of Directors until our 2027 annual meeting of stockholders, or until her or his successor is duly elected and qualified.

2.

To approve (i) the anti-dilution provisions within the Certificate of Designation of Powers, Rights and Limitations of the Company’s Series AAA Convertible Preferred Stock, which allows for the conversion price of the Series AAA Convertible Preferred Stock to be adjusted in the event of a future issuance of securities below the then-current conversion price; and (ii) the issuance of rights to purchase additional shares of Preferred Stock on substantially similar terms, in order to comply with Listing Rule 5635 of the Nasdaq Capital Market, LLC.

Affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter.

3.

To approve (i) the anti-dilution provisions within the Certificate of Designation of Powers, Rights and Limitations of the Company’s Series AAA Junior Convertible Preferred Stock, which allows for the conversion price of the Series AAA Junior Convertible Preferred Stock to be adjusted in the event of a future issuance of securities below the then-current conversion price, and (ii) the issuance of rights to purchase additional shares of Preferred Stock on substantially similar terms, in order to comply with Listing Rule 5635 of the Nasdaq Capital Market, LLC; and (iii) the issuance of the Series AAA Junior Investor Warrants (as defined in Proposal 3).

Affirmative vote of a majority of voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter.

4.

To approve one or more amendments to our Charter to effect (a) one or more reverse splits of the Company’s issued and outstanding shares of capital stock at a ratio of 1-for-5 to 1-for-200, and in the aggregate at a ratio of not more than 1-for-4,000, inclusive, with the exact ratio within such range to be determined by the Board of Directors of the Company at its discretion (the “Reverse Split”), and (b) the Reverse Stock Split, if at all, within one year of the date the proposal is approved by stockholders, each subject to the Board's authority to abandon such amendments (the “Reverse Split Proposal”);

Affirmative vote of a majority of voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter.

5.	To approve our 2025 Omnibus Equity Incentive Plan (“2025 Plan”).	Affirmative vote of a majority of voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter.

6.	To approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers	This proposal calls for a non-binding, advisory vote regarding the compensation paid to our Named Executive Officers (the “Say-on-Pay Vote”). Accordingly, there is no "required vote" that would constitute approval. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. The number of votes cast “FOR” must exceed the number of votes cast “AGAINST” to approve this non-binding, advisory proposal.

7.	To approve the frequency of non-binding advisory votes on executive compensation.

The frequency period that receives the most votes will be deemed to be the recommendation of our stockholders. However, because this vote is advisory and not binding on our Board of Directors or management, we may decide that it is in the best interests of our stockholders to hold a Say-on-Pay proposals more or less frequently than the frequency period selected by our stockholders.

8.	Ratification of the appointment of Withum Smith + Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	Affirmative vote of a majority of voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter.

9.	To approve, pursuant to Nasdaq Listing Rule [5635(d)], the issuance of shares of our Common Stock in a potential financing (the “Future Financing Proposal”)	Affirmative vote of a majority of voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal.

Brokers and other nominees may vote on “routine” proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. Brokers and other nominees may not vote on “non-routine” proposals, unless they have received voting instructions from the beneficial owner. The election of directors is considered a “non-routine” proposal. This means that brokers and other firms must obtain voting instructions from the beneficial owner to vote on these matters; otherwise, they will not be able to cast a vote for such “non-routine” proposal. If your shares are held in the name of a broker, bank or other nominee, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the two Class I director nominees identified in this proxy statement, (ii) FOR the approval of the anti-dilution provisions within Certificate of Designation of Powers, Rights and Limitations of the Series AAA Convertible Preferred Stock and the issuance of rights to the holders thereof to purchase additional shares of Series AAA Convertible Preferred Stock on substantially similar terms, in order to comply with Listing Rule 5635(d) of the Nasdaq Capital Market, LLC; (iii) FOR the approval of the anti-dilution provisions within Certificate of Designation of Powers, Rights and Limitations of the Series AAA Junior Convertible Preferred Stock and the issuance of rights to the holders thereof to purchase additional shares of Series AAA Junior Convertible Preferred Stock on substantially similar terms, in order to comply with Listing Rule 5635(d) of the Nasdaq Capital Market, LLC, and the issuance of the Series AAA Junior Investor Warrants (as defined in Proposal 3); (iv) FOR the Reverse Split Proposal, (v) FOR the 2025 Plan, (vi) FOR the Say-on-Pay Vote; (vii) FOR the frequency of non-binding advisory votes on executive compensation to be held every “THREE YEARS”; (viii) FOR ratification of the appointment of Withum Smith + Brown, PC as our independent auditors for the current fiscal year, and (ix) FOR the Future Financing Proposal and (x) in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 2856 Colorado Avenue, Santa Monica, California 90404, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting virtually. Attendance at the virtual Annual Meeting alone will not revoke your proxy. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the virtual Annual Meeting.

No Appraisal Rights

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, printing and mailing of the Proxy Statement, Annual Report and related materials, and any other solicitation materials or services we may use in connection with the virtual Meeting or any adjournment thereof, as well as the preparation and posting of all proxy materials furnished to the stockholders in connection with the Meeting or any adjournment thereof.

Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF TWO CLASS I DIRECTOR NOMINEES

General

Our Amended and Restated Bylaws (“Bylaws”) provide that the number of directors that constitute the entire Board of Directors shall be fixed from time to time by resolution adopted by a majority of the entire Board, but that in no event shall the number be less than one. Our Board currently consists of the following six persons:

Ann Hand Executive Chair	Michael Keller Independent Director
Jeff Gehl Independent Director	Kristin Patrick* Independent Director
Mark Jung Independent Director	Bant Breen* Independent Director

*	Director Nominees at the Annual Meeting

At our 2020 annual meeting of stockholders, our stockholders approved, and we effected an amendment to our Charter to classify our Board of Directors into three classes with staggered three-year terms (with the exception of the expiration of the initial Class I and Class II directors). Pursuant to this amendment to our Charter, our Board is now classified into three classes with staggered three-year terms (with the exception of the initial Class I and Class II directors), designated as follows:

●	Class I, comprised of two directors, Kristin Patrick and Brant Been (with terms expiring at the Annual Meeting);

●	Class II, comprised of two directors, Jeff Gehl and Michael Keller (with terms expiring at our 2025 annual meeting of stockholders, to be held later this year); and

●	Class III, comprised of two directors, Ann Hand and Mark Jung (with terms expiring at our 2026 annual meeting of stockholders).

Kristin Patrick and Bant Breen have been nominated by our Nominating and Governance Committee for election as the Class I directors at the Annual Meeting. Ms. Patrick and Mr. Breen are currently serving terms which expire at our Annual Meeting. If any of the director nominees is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

Required Vote and Recommendation

At the recommendation of the Nominating and Governance Committee, the Board has nominated Kristin Patrick and Bant Breen for re-election as Class I directors, each for a term expiring at the 2027 annual meeting of stockholders. Director nominees are elected by a plurality of the votes cast at the meeting and entitled to vote. This means that the nominees for directors who receive the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

Our Board of Directors unanimously recommends that you vote FOR Ms. Patrick and Mr. Breen.

DIRECTOR NOMINEES AND OUR BOARD OF DIRECTORS

Ms. Patrick and Mr. Breen have each consented to being named as a director nominee in this proxy statement and agreed to serve if re-elected. Set forth below is information about the two director nominees, including each such individual’s principal occupation, business experience and qualifications that led the Company’s Board of Directors to conclude that each such director nominee should serve on the Board of Directors.

Director Biographies

The following section sets forth certain information regarding the nominees for election as directors and the standing directors of the Company.

Director Nominees with a Term Expiring at the Annual Meeting

Kristin Patrick

Independent Director

Ms. Patrick has served as a director on our Board since November 2018, and currently serves as Executive Vice President, Chief Marketing Officer and Head of E-commerce of Claire's, a position she has held since March 2021. Previously, Ms. Patrick served as President and Chief Marketing Officer of Eros Innovations, a position she held from January 2019 to March 2021. Prior to her time with Eros Innovations, Ms. Patrick served as Global Chief Marketing Officer at Pepsico, Inc., a position she held from June 2013 to January 2019. Prior to her time with Pepsico, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. from November 2011 to June 2013, and as Executive Vice President of Marketing Strategy for William Morris Endeavor from January 2010 to November 2011. Ms. Patrick has also held senior marketing positions at Liz Claiborne's Lucky Brand, Walt Disney Company, Calvin Klein, Revlon and NBC Universal and Gap, Inc. A Brandweek "Next Gen Marketer", Reggie Award recipient, Forbes Top 50 Marketer, and Adweek Marketing Vanguard, Ms. Patrick received her Bachelor of Arts from Emerson College and J.D. from Southwestern University.

As we continue to expand the visibility of our brand, we believe Ms. Patrick will provide instrumental input on our marketing efforts, and will assist the Board and management with initiating marketing programs to enable us to meet our short-term and long-term growth objectives. Ms. Patrick also serves as a member of the Board’s Compensation Committee and the Nominating and Governance Committee.

Bant Breen

Independent Director

Mr. Breen has served as a director on our Board since April 2025 and is the Founder, and current Chairman and Chief Executive Officer of Qnary, a global technology and solutions leader in digital reputation growth solutions for professionals and brands, founded in 2011. Mr Breen is also the host of The UNCAGED Show, a webcast/podcast that celebrates thought leadership from today's top business leaders. Prior to founding and serving as Chairman and CEO of Qnary, Bant served from January 2006 to November 2011 in numerous executive roles at Interpublic Group (NYSE: IPG) (“IPG”), including Chief Executive Officer of IPG’s Reprise Media Worldwide, a global search and social media agency, as President of IPG’s Initial Worldwide, as President of IPG’s The Futures Marketing Group, as founder of Ansible, IPG's Mobile Marketing Agency, and as EVP, Global Director of Digital Communications, of IPG’s Univeral McCann. Before joining IPS, Mr. Breen was the Founder and President of BB Dentsu, a strategic marketing and communications consultancy affiliated with Dentsu Inc., and Mr. Breen led global digital advertising activities for Leo Burnett Worldwide. Mr. Breen served on the board of directors of Harte Hanks Inc (Nasdaq: HHS) during 2018 and 2019. Mr. Been received a B.A. from Duke University, North Carolina, an M.A. and B.A. from the University of Cambridge, Trinity College, Cambridge, England, and is an Adjunct Professor in Media and Marketing at Blanquerna-Ramon Llull University, Barcelona, Spain.

We believe Mr. Breen’s thirty year career as an advertising executive for several of the largest global agencies globally will add significant insights, partnership opportunities, industry relationships, and creativity in assisting with our overall strategy. Mr. Breen will commence serving as a member of the Board’s Strategic and Nominating and Governance Committees prior to the 2024 annual meeting of stockholders.

Continuing Directors

Ann Hand

Executive Chair

Ms. Hand has served as our Executive Chair since April 1, 2025. From June 2015 to March 31, 2025, Ms. Hand served as our Chief Executive Officer and Chair of the Board. From June 2015 to January 13, 2023, Ms. Hand also served as our President. Over the past 20 years, Ms. Hand has served as a market-facing executive with a track record in brand creation and turn-around with notable delivery at the intersection of social impact with consumer trends and technology to create bold offers, drive consumer preference and deliver bottom line results. Prior to joining the Company, from 2009 to 2015, Ms. Hand served as Chief Executive Officer and as a director of Project Frog, a venture-backed firm with a mission to democratize healthy, inspired buildings that are better, faster, greener, and more affordable than traditional construction. From 1998 through 2008, Ms. Hand served in various senior executive positions with BP plc, including Senior Vice President, Global Brand Marketing & Innovation from 2005 to 2008, during which time she led many award-winning integrated marketing campaigns and oversaw the entire brand portfolio of B2C and B2B brands, including BP, Castrol, Arco, am/pm and Aral. Additionally, she served as Chief Executive, Global Liquefied Gas Business Unit with full P&L accountability across 15 countries and 3,000 staff, covering operations, logistics, sales and marketing with over $3 billion in annual revenue. Ms. Hand was recognized by Goldman Sachs - “100 Most Intriguing Entrepreneurs” in 2014, by Fortune - “Top 10 Most Powerful Women Entrepreneurs” in 2013, and Fast Company – “100 Most Creative People” in 2011. Ms. Hand earned a Bachelor of Arts in Economics from DePauw University, an MBA from Northwestern’s Kellogg School of Management, and completed executive education at Cambridge, Harvard and Stanford Universities.

Ms. Hand’s extensive background in corporate leadership and her practical experience in brand creation and turn-arounds directly align with the Company’s focus, and ideally position her to make substantial contributions to the Board, both as Chair of the Board and as the leader of the Company’s executive team.

Jeff Gehl

Independent Director

Mr. Gehl has served as a director on our Board since 2015. Mr. Gehl is a co-owner at VLOC LLC. Since 2001, Mr. Gehl has been a Managing Partner of RCP Advisors. Mr. Gehl is responsible for leading RCP's client relations function and covering private equity fund managers in the western United States. He is a General Partner of BKM Capital Partners, L.P. Previously, Mr. Gehl was an Advisor at Troy Capital Partners until 2018. In addition, Mr. Gehl founded and served as Chairman and Chief Executive Officer of MMI, a technical staffing company, and acquired Big Ballot, Inc., a sports marketing firm. He currently serves as a Director of P10 Industries, Inc., a Director of Veritone, Inc. (NASDAQ: VERI) and an Advisory Board member of several of RCP’s underlying funds, as well as Accel-KKR and Seidler Equity Partners. Mr. Gehl was the Manager of VLOC. Mr. Gehl received the 1989 “Entrepreneur of the Year” award from University of Southern California’s Entrepreneur Program. He obtained a Bachelor of Science in Business Administration from the University of Southern California's Entrepreneur Program.

Mr. Gehl’s wide range of experience in financing, developing and managing high-growth technology companies, as well as his entrepreneurial experience, has considerably broadened the Board’s perspective, particularly as the Company engaged in capital raising activities to fund the early stages of its development. Mr. Gehl also serves as our Board-designated “audit committee financial expert,” as the Chair of the Board’s Audit Committee and as a member of the Nominating and Governance Committee.

Mark Jung

Independent Director

Mr. Jung has served as a director on our Board since July 2019. Mr. Jung currently leads the Operating Partner Group at Astira Capital Partners, a mid-market private equity firm focused on B2B workflow solution providers. Mr. Jung has held this position since the fund's inception in June 2023. Between May 2019 and June 2023, Mr. Jung served as an independent consultant to multiple media and technology companies. Previously, Mr. Jung served on the board of directors of Accela, a leading provider of cloud-based productivity and civic engagement solutions for government, from March 2016 to April 2019. During his tenure on the board of Accela, Mr. Jung also held executive management positions for Accela, including as Chairman and interim Chief Executive Officer from August 2016 to March 2017 and from April 2018 to October 2018, as well as serving as Executive Chairman from March 2017 to April 2018. Prior to Accela, Mr. Jung served as Executive Chairman of OL2, a leading cloud solutions provider for gaming and graphics-rich applications, from May 2013 to March 2015; Samba Safety, a provider of driver risk management solutions from May 2016 to September 2021; and ReadyUp, a provider of an esports platform for player networking and team management from March 2019 to February 2023. Currently, Mr. Jung serves as a member of the board of directors of Millennium Trust Company, a leading financial services company offering niche alternative custody solutions to institutions, advisors and individuals; Inmar, a provider of intelligent commerce network solutions; and PocketRN, a telenursing platform and services provider. Mr. Jung graduated with a BS in engineering from Princeton University and received his MBA from Stanford University Graduate School of Business.

With over three decades of experience serving as a C-suite executive at several prominent companies within the digital entertainment and video game industries, and extensive public and private board member experience, we believe Mr. Jung provides our Board with invaluable knowledge and insight regarding key strategies and best practices for building gaming communities and creating a demand for gaming-related content in the market that can accelerate our audience development and content monetization strategies, and will also share key learnings with Super League gained from his experience navigating the transition of companies from private to public. Mr. Jung also serves as Chair of the Board’s Compensation Committee and as a member of the Audit Committee.

Michael Keller

Independent Director

Mr. Keller has served as a director on our Board since November 2018. From July 2014 to February 2018, Mr. Keller served as an advisor and board member for Cake Entertainment, an independent entertainment company specializing in the production, distribution, development, financing and brand development of kids’ and family properties, as managing director of Tiedemann Wealth Management from March 2008 to December 2013, as co-founder and principal of Natrica USA, LLC from August 2006 to March 2008 and as Senior Vice President of Brown Brothers Harriman Financial Services from July 1996 to June 2006. Mr. Keller earned a Bachelor of Arts in History from Colby College.

With over 15 years of experience in asset and portfolio management, and experience in helping companies gain exposure for their products and services, including in the entertainment industry, we believe Mr. Keller provides our Board with useful insight that will help us as we allocate resources to expand the utility of our platform and other technologies. Mr. Keller also serves as Chair of the Board’s Nominating and Governance Committee and as a member of the Audit Committee and the Compensation Committee.

Board Composition and Election of Directors

Board Composition

Name	Age	Positions	Class	Director Since	Committee Memberships
					AC	CC	NGC	SC
Ann Hand	56	Chief Executive Officer, Chair	Class III	2015
Jeff Gehl	57	Director Nominee	Class II	2015	C		M	M
Mark Jung	63	Independent Director	Class III	2019	M	C		C
Michael Keller	54	Independent Director	Class II	2018	M	M	C	M
Kristin Patrick	54	Director Nominee	Class I	2018		M	M
Bant Breen	54	Director Nominee	Class I	2025			M	M

AC – Audit Committee
C – Committee Chair

CC – Compensation Committee

NGC – Nominating and Governance Committee

SC – Strategic Committee

M – Committee Member

Our Board is authorized to appoint persons to the offices of Chair of the Board of Directors, Vice Chair of the Board of Directors, Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, Treasurer, one or more Assistant Treasurers, Secretary, one or more Assistant Secretaries, and such other officers as may be determined by the Board. The Board may also empower the Chief Executive Officer, or in absence of a Chief Executive Officer, the President, to appoint such other officers and agents as our business may require. Any number of offices can be held by the same person.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. Cybersecurity risk is a key consideration in our operational risk management capabilities, and we continuously strive to implement best practices to mitigate risk. Given the nature of our operations and business, cybersecurity risk may manifest itself through various business activities and channels and is thus considered an enterprise-wide risk which is subject to control and monitoring at various levels of management throughout the business. Our Board will oversee and review reports on significant matters of corporate security, including cybersecurity. In addition, we maintain specific cyber insurance through our corporate insurance program, the adequacy of which is subject to review and oversight by our Board.

Our Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, our Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Matters of significant strategic risk are considered by our Board as a whole.

Board Committees and Independence

Our Board has established the following three standing committees: Audit Committee, Compensation Committee, Nominating and Governance Committee, and Strategic Committee. Our Board has adopted written charters for each of these committees, copies of which are available under the Corporate Governance section of our website at http://ir.superleague.com.

Audit Committee

Our Audit Committee is currently comprised of Jeff Gehl, who serves as the Audit Committee Chair, Michael Keller and Mark Jung, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee met four times and four times during the years ended December 31, 2024, and 2023, respectively. Pursuant to its charter, the Audit Committee’s responsibilities include, among other things:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

●	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

●	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

●

reviewing and discussing our annual audited financial statements and quarterly financial statements with management and the independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q prior to the release of such information;

●	reviewing and reassessing the adequacy of the Audit Committee’s charter, at least annually;

●	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●

reviewing on a periodic basis, or as appropriate, our policies with respect to risk assessment and management, and our plan to monitor, control and minimize such risks and exposures, with the independent public accountants, internal auditors, and management;

●	reviewing any earnings announcements and other public announcements regarding our results of operations;

●	preparing the report that the SEC requires in our annual proxy statement, upon becoming subject to the Securities Exchange Act of 1934, as amended (“Exchange Act”);

●

complying with all preapproval requirements of Section 10A(i) of the Exchange Act and all Securities and Exchange Commission (“SEC”) rules relating to the administration by the Audit Committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 CFR Part 210.2-01(c)(7);

●	administering the policies and procedures for the review, approval and/or ratification of related party transactions involving the Company or any of its subsidiaries; and

●	making other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

Our Board has affirmatively determined that all members of our Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. Our Board has determined that Mr. Gehl qualifies as an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq Stock Market rules and regulations. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market.

Compensation Committee

Our Compensation Committee is currently comprised of Mark Jung, who serves as the Compensation Committee Chair, Kristin Patrick and Michael Keller, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Compensation Committee’s main function is to assist our Board in the discharge of its responsibilities related to the compensation of our executive officers. The Compensation Committee met: (i) seven times, and on three occasions approved resolutions via written consent, during the year ended December 31, 2024, and (ii) five times during the year ended December 23, 2023. Pursuant to its charter, the Compensation Committee is primarily responsible for, among other things:

●

reviewing our compensation programs and arrangements applicable to our executive officers, including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, and advising management and the Board regarding such programs and arrangements;

●

reviewing and recommending to the Board the goals and objectives relevant to CEO compensation, evaluating CEO performance in light of such goals and objectives, and determining CEO compensation based on the evaluation;

●	retaining, reviewing and assessing the independence of compensation advisers;

●	monitoring issues associated with CEO succession and management development;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to our Board with respect to compensation of our executive officers and senior management;

●	reviewing and making recommendations to our Board with respect to director compensation;

●

endeavoring to ensure that our executive compensation programs are reasonable and appropriate, meet their stated purpose (which, among other things, includes rewarding and creating incentives for individuals and Company performance), and effectively serve the interests of the Company and our stockholders; and

●

upon becoming subject to the Exchange Act, preparing and approving an annual report on executive compensation and such other statements to stockholders which are required by the SEC and other governmental bodies.

Nominating and Governance Committee

Our Nominating and Governance Committee is currently comprised of Michael Keller, who serves as the Nominating and Governance Committee Chair, Kristin Patrick and Jeff Gehl, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Nominating and Governance Committee met four times and four times during the years ended December 31, 2024 and 2023, respectively. Pursuant to its charter, the Nominating and Governance Committee is primarily responsible for, among other things:

●	assisting the Board in identifying qualified candidates to become directors, and recommending to our Board nominees for election at the next annual meeting of stockholders;

●	leading the Board in its annual review of the Board’s performance;

●	recommending to the Board nominees for each Board committee and each committee Chair;

●

reviewing and overseeing matters related to the independence of Board and committee members, in light of the independence requirement of the Nasdaq Stock Market and the rules and regulations of the SEC;

●	overseeing the process of succession planning of our CEO and other executive officers; and

●	developing and recommending to the Board corporate governance guidelines, including our Code of Business Conduct, applicable to the Company.

Strategic Committee

Our Strategic Committee was formed on October 1, 2023 and is currently comprised of Mark Jung (Chairman), and Michael Keller and Jeff Gehl, each of which are members of the committee. The Strategic Committee met seven times and three times during the years ended December 31, 2024 and 2023, respectively. Pursuant to its charter, the Strategic Committee is primarily responsible for reviewing and advising on strategies submitted by management relating to financing options, M&A opportunities, and strategic options, among other things.

Board Qualifications and Experience

Our Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

●	experience as a board member or executive officer of another publicly held company;

●	strong finance experience;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

●	experience relevant to our business industry and with relevant social policy concerns; and

●	relevant academic expertise or other proficiency in an area of our business operations.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Board Diversity

Our six directors come from diverse backgrounds. We comply with Nasdaq Listing Rule 5605(f), which requires Nasdaq-listed companies to have at least two diverse directors, including one self-identified woman and one individual who self-identifies as an underrepresented minority or as LGBTQ+.

The table below provides certain highlights of the composition of our Board members and nominees as of                     , 2025. Each of the categories listed in the tables below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of , 2025)
Total Number of Directors	6
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	4	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Compensation Committee Interlocks and Insider Participation

At no time have any of the members of our Compensation Committee been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Our Board’s Leadership Structure

The Board is committed to promoting effective, independent governance of the Company. Our board believes it is in the best interests of the stockholders and the Company for the Board to have the flexibility to select the best director to serve as Chair at any given time, regardless of whether that director is an independent director or the Chief Executive Officer. Consequently, we do not have a policy governing whether the roles of Chair and Chief Executive Officer should be separate or combined. This decision is made by our Board, based on the best interests of the Company considering the circumstances at the time.

The Board currently separates the roles of Chief Executive Officer and Executive Chair of the Board. Our Chief Executive Officer, Mr. Edelman, is responsible for setting the strategic direction of the Company and the day-to-day leadership and operation of the Company. Our Executive Chairman, Ms. Hand, provides guidance to the Chief Executive Officer on a daily basis, and sets the agenda for the Board meetings and presides over Board meetings. Ms. Hand possesses in-depth knowledge of the issues, opportunities and risks facing us, as well as our business and our industry. Ms. Hand is best positioned to fulfill the Executive Chair’s responsibility to develop meeting agendas that focus the Board’s time and attention on critical matters and to facilitate constructive dialogue among Board members on strategic issues.

The Board maintains effective independent oversight through a number of governance practices, including open and direct communication with management, input on meeting agendas, and regular executive sessions.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. We provide our Code of Business Conduct and Ethics under the Corporate Governance section of our website at http://ir.superleague.com.  We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in our filings with the SEC under the Exchange Act.

Limitation of Liability and Indemnification

Our Charter and Bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). In addition, the Charter provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As permitted by the DGCL, we have entered into or plan to enter into separate indemnification agreements with each of our directors and certain of our officers that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We have obtained and expect to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Stockholder Communications

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Super League Enterprise, Inc.

2856 Colorado Avenue

Santa Monica, California 90404

Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Our Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliances

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of copies of such reports furnished to our Company and representation that no other reports were required during the fiscal year ended December 31, 2024, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

Director Independence

Our Board has determined that the following five of our six directors qualify as independent directors, as determined in accordance with the Listing Rule 5605 of the Nasdaq Stock Market: Messrs. Gehl, Keller, Jung, and Breen, and Ms. Patrick. Nasdaq Listing Rule 5605 includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of such director’s family members have engaged in various types of business dealings with us. In addition, as required by Nasdaq Stock Market listing rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Ms. Hand, our Executive Chair, is a first cousin of Mr. Gehl, a member of our Board. There are no other family relationships among any of our directors or executive officers.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Positions
Ann Hand	56	Executive Chair
Matt Edelman	55	Chief Executive Officer and President
Clayton Haynes	55	Chief Financial Officer and Secretary

Ann Hand

Executive Chair

Ms. Hand has served as our Executive Chair since April 1, 2025. From June 2015 to March 31, 2025, Ms. Hand served as our Chief Executive Officer and Chair of the Board. From June 2015 to January 13, 2023, Ms. Hand also served as our President. Over the past 20 years, Ms. Hand has served as a market-facing executive with a track record in brand creation and turn-around with notable delivery at the intersection of social impact with consumer trends and technology to create bold offers, drive consumer preference and deliver bottom line results. Prior to joining the Company, from 2009 to 2015, Ms. Hand served as Chief Executive Officer and as a director of Project Frog, a venture-backed firm with a mission to democratize healthy, inspired buildings that are better, faster, greener, and more affordable than traditional construction. From 1998 through 2008, Ms. Hand served in various senior executive positions with BP plc, including Senior Vice President, Global Brand Marketing & Innovation from 2005 to 2008, during which time she led many award-winning integrated marketing campaigns and oversaw the entire brand portfolio of B2C and B2B brands, including BP, Castrol, Arco, am/pm and Aral. Additionally, she served as Chief Executive, Global Liquefied Gas Business Unit with full P&L accountability across 15 countries and 3,000 staff, covering operations, logistics, sales and marketing with over $3 billion in annual revenue. Ms. Hand was recognized by Goldman Sachs - “100 Most Intriguing Entrepreneurs” in 2014, by Fortune - “Top 10 Most Powerful Women Entrepreneurs” in 2013, and Fast Company – “100 Most Creative People” in 2011. Ms. Hand earned a Bachelor of Arts in Economics from DePauw University, an MBA from Northwestern’s Kellogg School of Management, and completed executive education at Cambridge, Harvard and Stanford Universities.

Ms. Hand’s extensive background in corporate leadership and her practical experience in brand creation and turn-arounds directly align with the Company’s focus, and ideally position her to make substantial contributions to the Board as Executive Chair.

Matt Edelman

Chief Executive Officer and President

Mr. Edelman was appointed our Chief Executive Officer effective April 1,2025, and has served as the Company’s President since January 2023. From July 2017 to March 31, 2025, Mr. Edelman served as the Company’s Chief Commercial Officer, during which time he oversaw the Company’s revenue, marketing, content, creative services and business development activities. Mr. Edelman is the owner of PickTheBrain, a leading digital self-improvement business, a board member and marketing committee member of the Epilepsy Foundation of Greater Los Angeles and has over 20 years of experience working in the digital and traditional media and entertainment industries. Since 2001, he has served as an advisor and consultant to numerous digital and media companies, including, amongst others, Nike, Marvel, MTV, Sony Pictures, 20th Century Fox and TV Guide. Prior to joining the Company, from 2014 to 2017, Mr. Edelman served as the Head of Digital Operations and Marketing Solutions at WME-IMG (now Endeavor), where he was responsible for several areas, including digital audience and revenue growth through content, social media and paid customer acquisition across the company’s global live events business within sports, fashion, culinary and entertainment verticals; digital marketing services for consumer brands, college athletics programs and talent; and management of direct-to-consumer digital content businesses, including both eSports and Fashion OTT properties. From 2010 to 2013, Mr. Edelman served as the Chief Executive Officer of Glossi (previously ThisNext), an authoring platform enabling individuals to create their own digital magazines. Previously, Mr. Edelman also founded and/or served in executive positions at multiple early-stage digital media companies. Mr. Edelman earned a Bachelor of Arts in Politics from Princeton University.

Mr. Edelman served as the Company’s Chief Commercial Officer during the fiscal year ended December 31, 2022, was appointed as President on January 13, 2023, and appointed as Chief Executive Officer as of April 1, 2025.

Clayton Haynes

Chief Financial Officer and Secretary

Mr. Haynes was appointed as our Chief Financial Officer in August 2018. From 2001 to August 2018, Mr. Haynes served as Chief Financial Officer, Senior Vice President of Finance and Treasurer of Acacia Research Corporation (NASDAQ: ACTG), an industry-leading intellectual property licensing and enforcement and technology investment company. From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice, where he provided and managed full scope financial statement audit and business advisory services for public and private company clients with annual revenues up to $1 billion in a variety of sectors, including manufacturing, distribution, oil and gas, engineering, aerospace and retail. Mr. Haynes received a Bachelor of Arts in Economics and Business/Accounting from the University of California at Los Angeles, an MBA from the University of California at Irvine Paul Merage School of Business and is a Certified Public Accountant (Inactive).

Summary Compensation Table

We are an smaller reporting company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years. Further, our reporting obligations extend only to our “named executive officers,” who are those individuals serving as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at December 31, 2024, the end of the last completed fiscal year (the “Named Executive Officers”).

We have identified Ann Hand, Matt Edelman, Clayton Haynes and David Steigelfest, former Chief Platform Officer, Corporate Secretary and member of the Board, as our Named Executive Officers for the year ended December 31, 2024. Our Named Executive Officers for our fiscal year ending December 31, 2025 are subject to change, as we may hire or appoint new executive officers.

For the fiscal years ended December 31, 2024 and 2023, compensation for our Named Executive Officers was as follows:

Name and principal position	Year	Salary ($)	Bonus ($)		Other		Stock Awards ($)(1	Option Awards ($)(1)	Total ($)

Ann Hand	2024	$425,000	$-	(2)	-		$-	$-	$425,000
Executive Chair (4)	2023	$425,000	$206,000	(3)	-		$360,000	$382,000	$1,373,000

Matt Edelman	2024	$330,000	$-	(2)	-		$-	$-	$330,000
Chief Executive Officer, President (5)(4)	2023	$330,000	$114,000	(3)	-		$60,000	$154,000	$658,000

Clayton Haynes	2024	$310,000	$-	(2)	-		$-	$-	$310,000
Chief Financial Officer)	2023	$310,000	$107,000	(3)	-		$60,000	$126,000	$603,000

David Steigelfest	2024	$82,500	$-		$247,500	(6)	$-	-	330,000
Former Chief Platform Officer, Corporate Secretary and Director (6)	2023	$330,000	$114,000		-		$60,000	$103,000	$607,000

(1)

This column represents the grant date fair value calculated in accordance with the FASB’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”). Compensation expense for stock-based awards is measured at the grant date, based on the estimated fair value of the award, and is recognized as an expense, typically on a straight-line basis over the employee’s requisite service period (generally the vesting period of the equity award) which is generally two to four years. Compensation expense for awards with performance conditions that affect vesting is recorded only for those awards expected to vest or when the performance criteria are met. The fair value of restricted stock and restricted stock unit awards is determined by the product of the number of shares or units granted and the grant date market price of the underlying common stock. The fair value of stock option and common stock purchase warrant awards is estimated on the date of grant utilizing the Black-Scholes-Merton option pricing model. The Company utilizes the simplified method for estimating the expected term for options granted to employees due to the lack of available or sufficient historical exercise data for the Company for the applicable options terms. The Company accounts for forfeitures of awards as they occur. Estimates of expected volatility of the underlying common stock for the expected term of the stock option used in the Black-Scholes-Merton option pricing model are determined by reference to historical volatilities of the Company’s common stock and historical volatilities of similar companies.

A condition affecting the exercisability or other pertinent factors used in determining the fair value of an award that is based on an entity achieving a specified share price constitutes a market condition pursuant to ASC 718, “Stock based Compensation,” (“ASC 718”). A market condition is reflected in the grant-date fair value of an award, and therefore, a Monte Carlo simulation model is utilized to determine the estimated fair value of the equity-based award. Compensation cost is recognized for awards with a market condition, provided the requisite service period is satisfied, regardless of whether the market condition is ever satisfied.

Cancellation of an existing equity-classified award along with a concurrent grant of a replacement award is accounted for as a modification under ASC 718, “Stock-based Compensation.” Total compensation cost to be recognized in connection with a modification and concurrent grant of a replacement award is equal to the original grant date fair value plus any incremental fair value, calculated as the excess of the fair value of the replacement award over the fair value of the original awards on the cancellation date. Any incremental compensation cost related to vested awards is recognized immediately on the modification date. Any incremental compensation cost related to unvested awards is recognized prospectively over the remaining service period, in addition to the remaining unrecognized grant date fair value.

The applicable amounts included in the table above do not represent the actual value, if any, that may be realized by the Named Executive Officers.

(2)	No bonus compensation was earned in connection with the 2024 executive bonus program approved at the discretion of the Board. Refer to additional compensation disclosures herein.

(3)	Includes executive bonus amounts earned in connection with the 2023 executive bonus program approved at the discretion of the Board.

(4)

Ms. Hand served as the Company’s Chief Executive Officer during the years ended December 31, 2023 and December 31, 2024, until Mr. Edelman’s appointment as Chief Executive Officer on April 1, 2025. Ms. Hand served as the Company’s President during the year ended December 31, 2022 until Mr. Edelman’s appointment as President on January 13, 2023.

(5)	Mr. Edelman served as the Company’s Chief Commercial Officer during the years ended December 31, 2023 and December 31, 2024, and was appointed as Chief Executive Officer on April 1, 2025.

(6)

Mr. Steigelfest served as the Company’s Chief Platform Officer, Corporate Secretary and as a member of the Board until Mr. Steigelfest concluded his tenure as an officer and director of the Company effective April 1, 2024. Pursuant to the terms of Mr. Steigelfest’s employment agreement, Mr. Steigelfest was entitled to a cash payment equal to 12 months of the Mr. Steigelfest’s Base Pay from the date of termination, payable monthly over the period April 2024 through March 2025.

Elements of Compensation

Our executive compensation program consisted of the following components of compensation during the years ended December 31, 2024 and 2023:

Base Salary

Each of our executive officers receives a base salary for the expertise, skills, knowledge and experience he or she offers to our management team. The base salary of each of our executive officers is re-evaluated annually, and may be adjusted to reflect:

●	the nature, responsibilities, and duties of the officer’s position;

●	the officer’s expertise, demonstrated leadership ability, and prior performance;

●	the officer’s salary history and total compensation, including annual equity incentive awards; and

●	the competitiveness of the officer’s base salary.

Executive Bonus

The Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our business objectives. Bonus amounts depend on the level of achievement of individual performance goals, with a target bonus generally set as a percentage of base salary and based on the achievement of pre-determined milestones.  For the year ended December 31, 2023, each of our Named Executive Officers was awarded a bonus by the Compensation Committee in the amount set forth in the Summary Compensation Table above. For the year ended December 31, 2024, no bonus compensation was earned in connection with the 2024 Executive Bonus Program approved by the Compensation Committee, as a result of not achieving applicable pre-determined milestones for fiscal year 2024.

Equity Incentive Awards

We believe that to attract and retain management, key employees and non-management directors, the compensation paid to these persons should include, in addition to base salary, annual equity incentives. Our Compensation Committee determines the amount and terms of equity-based compensation granted to each individual. In determining whether to grant certain equity awards to our executive officers, the Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as the executive officer’s contribution towards goals of the Company. All equity awards issued to our Named Executive Officers reflected in the table above were issued under our 2014 Plan.

Employment Agreements and Potential Payments upon Termination or Change of Control

Employment Agreements with Named Executive Officers

Ann Hand

On January 5, 2022, we entered into an employment agreement with Ms. Hand, which provides that Ms. Hand shall continue to serve as our Chief Executive Officer, President and Chair of the Board. The term of the agreement is through December 31, 2024 (the “Hand Initial Term”), and provided that neither party provides 30 days’ notice prior to the expiration of the Hand Initial Term or a Renewal Term (defined below) of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Hand Renewal Term”). The employment agreement with Ms. Hand provides for a base annual salary of $425,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Ms. Hand shall be entitled to (i) an annual cash bonus, the amount of which shall be determined by our Compensation Committee, (ii) health insurance for herself and her dependents, for which the Company shall pay 90% of the premiums, (iii) reimbursement for all reasonable business expenses, and (iv) participate in the Company’s annual variable compensation plan approved by the Board. As additional compensation, Ms. Hand was issued a grant of 45,000 performance stock units (“PSUs”) (the “Hand PSUs”), with equal increments of 20% of the Hand PSUs vesting upon the 60-day volume weighted average price of the Company’s Common Stock (the “60-Day VWAP”) reaching (A) $16.00 per share, (B) $20.00 per share, (C) $24.00 per share, (D) $28.00 per share, and (E) $32.00 per share. Ms. Hand has been granted the Hand PSUs in lieu of participating in the equity-grant component, granted pursuant to the Plan, of the Company’s annual executive compensation plan during the Hand Initial Term.

On April 1, 2025, Ms. Hand and the Company entered into addendum number one (the “Hand Addendum”) to the Hand employment agreement. The Hand Annendum provides for the following: (i) Ms. Hand will serve as Executive Chair for a term beginning on the April 1, 2025 and concluding on December 31, 2025 (the “Term”); (ii) subject to stockholder approval of the Company’s 2025 Omnibus Stock Incentive Plan (“Plan”), will receive a grant of an option to purchase seven hundred thousand (700,000) shares of Common Stock with an exercise price of $0.245, vesting in full on December 31, 2025, subject to acceleration upon a change of control of a majority of the capital stock of the Company; and (iii) retain an annual salary of $425,000, provided that if Ms. Hand is terminated without cause prior to December 31, 2025, all remaining salary payable for calendar year 2025 shall be accelerated and be paid in full on the effective termination date. All other terms of the original employment agreement by and between the Company and Ms. Hand remain unchanged.

On April 30, 2023, the Board approved the cancellation of 45,000 PSUs previously granted to Ms. Hand under the 2014 Plan.  In exchange for the cancelled PSUs, Ms. Hand was granted an award of 45,000 PSUs, with equal increments of 20% vesting upon the 60-Day VWAP reach each of (A) $16.00 per share, (B) $20.00 per share, (C) $24.00 per share, (D) $28.00 per share, and (E) $32.00 per share, in each case, as quoted on the Nasdaq Capital Market. The modified PSUs have a five-year term from the date of approval and modification.

Ms. Hand’s employment agreement is terminable by either party at any time. In the event of termination by us without Cause or by Ms. Hand for Good Reason, as those terms are defined in the agreement, she shall receive a severance package consisting of the following: (i) all accrued obligations as of the termination date; (ii) a cash payment equal to the greater of (A) her base annual salary for 18 months, or (B) the remaining payments due for the term of the agreement; and (iii) the immediate vesting of all options, RSUs and PSUs, that utilize time-based vesting, set to vest over the 18 month period from and after the Termination Date; and (iv) 13,500 of the Hand PSUs shall immediately vest. In the event of termination by us with Cause or by Ms. Hand without Good Reason, Ms. Hand shall be entitled to all salary and benefits accrued prior to the termination date, and nothing else; provided, however, that Ms. Hand shall be entitled to exercise that portion of the Hand Warrant that has vested as of the effective date of the termination until the Hand Warrant’s expiration.

Ms. Hand’s employment agreement replaces a prior employment agreement entered into by the Company and Ms. Hand on June 16, 2017, as amended and restated on November 15, 2018.

Ms. Hand currently serves as the Company’s Executive Chair. Ms. Hand served as Chief Executive Officer and Chairman from June 2015 until March 31, 2025, and served as President from June 2015 until January 13, 2023.

Matt Edelman

On January 5, 2022, we entered into an employment agreement with Mr. Edelman, which provides that Mr. Edelman shall continue to serve as our Chief Commercial Officer. The initial term of the agreement is three years (the “Edelman Initial Term”), and provided that neither party provides 30 days' notice prior to the expiration of the Edelman Initial Term or a Edelman Renewal Term of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Edelman Renewal Term”). The employment agreement with Mr. Edelman provides for a base annual salary of $330,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Mr. Edelman shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 50% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iv) annual variable compensation plan approved by the Board. As additional compensation, Mr. Edelman was issued a grant of 7,500 performance stock units (“PSUs”) (the “Edelman PSUs”), with equal increments of 20% of the Edelman PSUs vesting upon the 60-Day VWAP reaching (A) $16.00 per share, (B) $20.00 per share, (C) $24.00 per share, (D) $28.00 per share, and (E) $32.00 per share. Mr. Edelman has been granted the Edelman PSUs in lieu of participating in the equity-grant component, granted pursuant to the Plan, of the Company’s annual executive compensation plan during the Edelman Initial Term.

On April 1, 2025, Mr. Edelman and the Company entered into addendum number one (the “Edelman Addendum”) to the Edelman employment agreement. The Edelman Annendum provides for the following: (i) will serve as Chief Executive Officer and President of the Company beginning on April 1, 2025; (ii) will receive an annual salary of $385,000; and (iii) subject to approval of the Plan by the Company’s stockholders, will receive a grant of an option to purchase one million (1,000,000) shares of common stock, with an exercise price of $0.245 and vesting at the rate of 1/48th per month, with such vesting to accelerate upon a change of control of a majority of the capital stock of the Company together with termination without cause. All other terms of the original employment agreement by and between the Company and Mr. Edelman remain unchanged.

On April 30, 2023, the Board approved the cancellation of 7,500 PSUs previously granted to Mr. Edelman under the 2014 Plan.  In exchange for the cancelled PSUs, Mr. Edelman was granted an award of 7,500 PSUs, with equal increments of 20% vesting upon the 60-Day VWAP reach each of (A) $16.00 per share, (B) $20.00 per share, (C) $24.00 per share, (D) $28.00 per share, and (E) $32.00 per share, in each case, as quoted on the Nasdaq Capital Market. The modified PSUs have a five-year term from the date of approval and modification.

In the event the Company terminates Mr. Edelman without Cause, or Mr. Edelman resigns for Good Reason (each as defined in the agreement), Mr. Edelman will be entitled to a cash payment equal to six months of the Edelman Base Pay from the date of such termination. In the event the Company terminates Mr. Edelman for Cause, or, Mr. Edelman resigns without Good Reason, Mr. Edelman shall only be entitled to salary and benefits accrued prior to such date, provided that Mr. Edelman shall retain the right for 90 days from the date of such termination or resignation to exercise any Awards which are vested as of such date. In the event of a Change-In-Control (as defined in the agreement), the vesting of all Awards granted to Mr. Edelman shall accelerate, and all such Awards shall be considered fully vested immediately prior to such Change-In-Control.

Mr. Edelman’s employment agreement replaces a prior employment agreement entered into by the Company and Mr. Edelman on November 1, 2018.

On January 13, 2023, Mr. Edelman was appointed as President of the Company in addition to his ongoing role as Chief Commercial Officer.

Clayton Haynes

On January 5, 2022 (the “Effective Date”) we entered into an executive employment agreement with Clayton Haynes (the “Haynes Employment Agreement”), which provides that Mr. Haynes will continue to serve as the Company’s Chief Financial Officer, for a term beginning on the Effective Date, and concluding on the third anniversary thereof (the “Haynes Initial Term”), and, provided that neither party provides 30 days’ notice prior to the expiration of the Haynes Initial Term or a Haynes Renewal Term (defined below) of their intent to allow the Haynes Employment Agreement to expire and thereby terminate, the Haynes Employment Agreement shall continue in effect for successive periods of one year (each, a “Haynes Renewal Term”). Pursuant to the Haynes Employment Agreement, Mr. Haynes will be entitled to: (i) an annual base salary of $310,000, which may be increased annually at the sole discretion of the Company’s Board (the “Haynes Base Salary”); (ii) a grant, pursuant to the 2014 Plan, of 7,500 Performance Stock Units (“PSUs”) (the “Haynes PSUs”), with equal increments of 20% of the Haynes PSUs vesting upon the 60-Day VWAP reaching each of (A) $16.00 per share, (B) $20.00 per share, (C) $24.00 per share, (D) $28.00 per share, and (E) $32.00 per share; (iii) participate in the Company’s annual variable compensation plan approved by the Board; (iv) participate in the Company’s health insurance plan offered by the Company to its employees; (v) participate in the Company’s 401(k) Plan; and (vi) reimbursement for all reasonable business expenses.

On April 1, 2025, Mr. Haynes and the Company entered into addendum number one (the “Haynes Addendum”) to the Haynes employment agreement. The Haynes Addendum provides for the following: (i) will receive an annual salary of $325,000; and (ii) subject to approval of the Plan, will receive a grant of an option to purchase three hundred fifty thousand (350,000) shares of common stock, exercisable at $0.245 per share, vesting at the rate of 1/48th per month, with all options to accelerate upon a change of control of a majority of the capital stock of the Company and termination without cause. All other terms of the original employment agreement by and between the Company and Mr. Haynes remain unchanged.

On April 30, 2023, the Board approved the cancellation of 7,500 PSUs previously granted to Mr. Haynes under the 2014 Plan.  In exchange for the cancelled PSUs, Mr. Haynes was granted an award of 7,500 PSUs, with equal increments of 20% vesting upon the 60-Day VWAP reach each of (A) $16.00 per share, (B) $20.00 per share, (C) $24.00 per share, (D) $28.00 per share, and (E) $32.00 per share, in each case, as quoted on the Nasdaq Capital Market. The modified PSUs have a five-year term from the date of approval and modification.

In the event: (i) the Company terminates Mr. Haynes without Cause, or Mr. Haynes resigns for Good Reason, Mr. Haynes will be entitled to a cash payment equal to six months of the Haynes Base Salary from the date of such termination; or (ii) the Company terminates Mr. Haynes for Cause, or, Mr. Haynes resigns without Good Reason, Mr. Haynes shall be only be entitled to salary and benefits accrued prior to such date, provided that Mr. Haynes shall retain the right for 90 days from the date of such termination or resignation to exercise any Awards which are vested as of such date.

In the event of a Change-In-Control, the vesting of all equity awards granted to Mr. Haynes shall accelerate, and all such equity awards shall be considered fully vested immediately prior to such Change-In-Control.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses outstanding equity awards held by each of the Named Executive Officers as of December 31, 2024:

		Option/Warrant Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options/ warrants (#) Exercisable		Number of securities underlying unexercised options/ warrants (#) Unexercisable	Option/ warrant Exercise price($)	Option/ warrant expiration date	Number of shares or units of stock that have not vested(#)		Market value of shares or units of stock that have not vested(#)

Ann Hand	9/7/2023	94,448	(1)	55,552	$9.80	4/27/2033
	4/30/2023						45,000	(5)	$27,788

Matt Edelman	9/7/2023	37,780	(2)	22,220	$9.80	4/27/2033
	4/30/2023						7,500	(6)	$4,631
	6/16/22						1,084	(4)	$669

Clayton Haynes	9/7/2023	22,040	(3)	12,960	$9.80	4/27/2033
	4/30/2023						7,500	(6)	$4,631
	6/16/22						833	(4)	$514
David Steigelfest(7)	-	-		-	-	-	-		-

(1)

Effective September 7, 2023, Ms. Hand cancelled certain stock options with original grant dates of June 5, 2015, June 16, 2017, October 31, 2018, February 11, 2020, August 5, 2020, and May 27, 2021, previously granted to Ms. Hand under the Issuer's 2014 Amended and Restated Employee Stock Option and Incentive Plan (the “2014 Plan”), pursuant to a Board approved exchange. In exchange for the cancelled options, Ms. Hand was granted options to purchase 150,000 shares of the Issuer's common stock under the 2014 Plan, which options vested one-third on September 7, 2023, with the remainder vesting monthly over the thirty-six month period thereafter.

(2)

Effective September 7, 2023, Mr. Edelman cancelled certain stock options with original grant dates of February 11, 2020, August 5, 2020, and May 27, 2021, previously granted to Mr. Edelman under the Issuer's 2014 Amended and Restated Employee Stock Option and Incentive Plan (the “2014 Plan”), pursuant to a Board approved exchange. In exchange for the cancelled options, Mr. Edelman was granted options, with an effective date of September 7, 2023, to purchase 60,000 shares of the Issuer's common stock under the 2014 Plan, which options vested one-third on September 7, 2023, with the remainder vesting monthly over the thirty-six month period thereafter.

(3)

Effective September 7, 2023, Mr. Haynes cancelled certain stock options with original grant dates of August 5, 2020, and May 27, 2021, previously granted to Mr. Haynes under the Issuer's 2014 Amended and Restated Employee Stock Option and Incentive Plan (the “2014 Plan”), pursuant to a Board approved exchange. In exchange for the cancelled options, Mr. Haynes was granted options, with an effective date of September 7, 2023, to purchase 35,000 shares of the Issuer's common stock under the 2014 Plan, which options vested one-third on September 7, 2023, with the remainder vesting monthly over the thirty-six month period thereafter.

(4)	Represents a grant of 3,250 RSUs granted on June 16, 2022, which vests in three equal annual installments beginning on February 1, 2022.

(5)

On April 30, 2023, the Board approved the cancellation of 45,000 PSUs previously granted to Ms. Hand under the 2014 Plan.  In exchange for the cancelled PSUs, Ms. Hand was granted an award of 45,000 PSUs, with equal increments of 20% vesting upon the 60-Day VWAP reach each of (A) $16.00 per share, (B) $20.00 per share, (C) $24.00 per share, (D) $28.00 per share, and (E) $32.00 per share, in each case, as quoted on the Nasdaq Capital Market. The modified PSUs have a five-year term from the date of approval and modification.

(6)

On April 30, 2023, the Board approved the cancellation of 7,500 PSUs previously granted to each of Mr. Edelman and Mr. Haynes under the 2014 Plan.  In exchange for the cancelled PSUs, each of Mr. Edelman and Mr. Haynes was granted an award of 7,500 PSUs, with equal increments of 20% vesting upon the 60-Day VWAP reach each of (A) $16.00 per share, (B) $20.00 per share, (C) $24.00 per share, (D) $28.00 per share, and (E) $32.00 per share, in each case, as quoted on the Nasdaq Capital Market. The modified PSUs have a five-year term from the date of approval and modification.

(7)

Mr. Steigelfest served as the Company’s Chief Platform Officer, Corporate Secretary and as a member of the Board until Mr. Steigelfest concluded his tenure as an officer and director of the Company effective April 1, 2024. As such, there were not outstanding equity awards held by Mr. Steigelfest as of December 31, 2024.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides a summary of the securities authorized for issuance under our equity compensation plans as of December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2014 Plan	358,000	$15.77	128,000
Equity compensation plans not approved by security holders	31,000	49.21	-
Total	389,000	$-	128,000

Stock Option and Incentive Plan

2025 Omnibus Equity Incentive Plan

The 2025 Omnibus Equity Incentive Plan was approved by the Board of Directors on April 8, 2025, and remains subject to stockholder approval at the Annual Meeting. For more information on the 2025 Plan, see Proposal 5.

Amended and Restated 2014 Stock Option and Incentive Plan

The Super League 2014 Stock Option and Incentive Plan was approved by the Board of Directors and the stockholders of Super League in October 2014. The 2014 Plan was subsequently amended in May 2015, May 2016, July 2017, October 2018, May 2020, April 2021, June 2022 and September 2023. The 2014 Plan allows grants of stock options, stock awards and performance shares with respect to Common Stock of the Company to eligible individuals, which generally includes directors, officers, employees, advisors and consultants. The 2014 Plan provides for both the direct award and sale of shares of Common Stock and for the grant of options to purchase shares of Common Stock. Options granted under the 2014 Plan included non-statutory options as well as incentive options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

The Board of Directors administers the 2014 Plan and determines which eligible individuals may receive option grants or stock issuances under the 2014 Plan, the times when the grants or issuances are to be made, the number of shares of Common Stock subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The maximum number of shares of Common Stock issuable under the 2014 Plan is 750,000 shares, subject to adjustments for stock splits, stock dividends or other similar changes in our Common Stock or our capital structure. The 2014 Plan expires by its terms on July 1, 2027.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to the Company’s Principal Executive Officer (“PEO”) and other Named Executive Officers (“Other NEOs” or “Non-PEOs”), and certain measures of financial performance, for the two years ended December 31, 2024. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The compensation committee believes that 2024 compensation decisions for the PEO and Non-PEOs are reflective of the firm’s overall operating, strategic, financial and stock price performance and thus aligned with shareholders.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Total for Non- PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial $100 Investment based on Total Shareholder Return	Net Loss ($) (in thousands)
2024	$425,000	$425,000	$323,000	$323,000	$9.18	$(16,635)
2023	$1,373,000	$631,000	$623,000	$435,000	$22.59	$(30,330)

(1)	Ann Hand served as our PEO during the years ended December 31, 2024 and 2023.

(2)	The following amounts were added and deducted to the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid to the PEO as determined in accordance with SEC regulations.

Adjustments to Determine Compensation “Actually Paid”	2024		2023
Deduction for Amount Reported under the “Stock Awards” column in the SCT	$		$360,000
Deduction for Amount Reported under the “Option Awards” column in the SCT			382,000
Increase for the Fair Value of Awards Granted during year that remain unvested as of year-end
Increase for the Fair Value of Awards Granted during year that remain vested as of year-end
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year
Deduction of Fair Value of Awards Granted prior to year-end that were forfeited during year
Increase based upon Incremental Fair Value of Awards modified during year
Increase based on Dividends or Other Earnings Paid during year prior to vesting date of award.
Total Adjustments		$-	$742,000

(3)

For the year ended December 31, 2024, Mr. Edelman, Mr. Haynes and Mr. Steigelfest were our Other NEOs.

For the year ended December 31, 2023, Mr. Edelman, Mr. Haynes and Mr. Steigelfest were our Other NEOs.

(4)

For our other Named Executive Officers, the following amounts were added and deducted to the Summary Compensation Table amount to determine the compensation actually paid as determined in accordance with SEC regulations.

Adjustments to Determine Compensation “Actually Paid”	2024	2023
Deduction for Amount Reported under the “Stock Awards” column in the SCT	$	$180,000
Deduction for Amount Reported under the “Option Awards” column in the SCT		383,000
Increase for the Fair Value of Awards Granted during year that remain unvested as of year-end
Increase for the Fair Value of Awards Granted during year that remain vested as of year-end
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year
Deduction of Fair Value of Awards Granted prior to year-end that were forfeited during year
Increase based upon Incremental Fair Value of Awards modified during year
Increase based on Dividends or Other Earnings Paid during year prior to vesting date of award.
Total Adjustments		$563,000

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

PEO

From Fiscal Year 2023 to Fiscal Year 2024, compensation actually paid to the PEO decreased by $206,000 or 33%. Over the same period, the Company’s TSR decreased by 91%.

Net Income/Loss for the year ended December 31, 2024 decreased due to the net impact of fluctuations in revenues and operating expenses for the applicable periods. Revenue for Fiscal Year 2024 and 2023 totaled $16.2 million and $25.1 million, respectively, reflecting a year over year decrease of 35%. The decrease in revenue for the periods presented reflected a mix of industry softness in ad sales, stemming from macro environmental factors including consumer spending softness, continued market education and adoption of immersive platforms as a marketing channel, structural shifts in platform ad ecosystems, the shift of certain revenues and program start delays to future periods by advertisers, and a reduction in Minehut related media sales revenues in connection with the sale of our Minehut digital property in the first quarter of 2024. Cost of revenue for Fiscal Year 2024 and 2023 was $10.1 million and $15.3 million, respectively, reflecting a year over year decrease of 34%, driven primarily by the related decrease in Fiscal Year 2024 revenues, compared to the prior year. As a percent of revenue, gross profit for Fiscal Year 2024 was 38%, relatively consistent with the 39% gross profit percentage for the prior year period.

Total operating expense for Fiscal Year 2024 decreased to $22.9 million, compared to $42.6 million in the comparable prior year period. Operating expense for Fiscal Year 2023 included aggregate noncash impairment and loss on intangible asset disposal charges totaling $9.3 million, and net contingent consideration charges of $1.1 million. Excluding the noncash impairment charges and net contingent consideration charges, the decrease in total operating expense reflects decreases in cloud services and other technology platform costs and decreases in personnel, marketing and other corporate costs, resulting from ongoing cost reduction and optimization activities. Excluding noncash stock compensation expense, amortization expense, intangible asset impairment charges, legal settlement charges and mark to market related fair value adjustments, operating expense for Fiscal Year 2024 was $18.2 million, compared to $25.1 million, reflecting a 27% reduction in operating expense, compared to Fiscal Year 2023.

Key factors that drove the changes in compensation actually paid to the PEO were revenue performance and proforma operating loss performance that fell below the parameters established in the board approved 2024 Executive Compensation Plan resulting in no bonus payout to the PEO for Fiscal Year 2024.

Other NEOs

From 2023 to 2024, average compensation actually paid to the Other NEOs decreased by $111,000 or 26%. Over the same period, the Company’s TSR increased/decreased by 91%.

Net Income/Loss for the year ended December 31, 2024 decreased due to the net impact of fluctuations in revenues and operating expenses for the applicable periods. Revenue for Fiscal Year 2024 and 2023 totaled $16.2 million and $25.1 million, respectively, reflecting a year over year decrease of 35%. The decrease in revenue for the periods presented reflected a mix of industry softness in ad sales, stemming from macro environmental factors including consumer spending softness, continued market education and adoption of immersive platforms as a marketing channel, structural shifts in platform ad ecosystems, the shift of certain revenues and program start delays to future periods by advertisers, and a reduction in Minehut related media sales revenues in connection with the sale of our Minehut digital property in the first quarter of 2024. Cost of revenue for Fiscal Year 2024 and 2023 was $10.1 million and $15.3 million, respectively, reflecting a year over year decrease of 34%, driven primarily by the related decrease in Fiscal Year 2024 revenues, compared to the prior year. As a percent of revenue, gross profit for Fiscal Year 2024 was 38%, relatively consistent with the 39% gross profit percentage for the prior year period.

Total operating expense for Fiscal Year 2024 decreased to $22.9 million, compared to $42.6 million in the comparable prior year period. Operating expense for Fiscal Year 2023 included aggregate noncash impairment and loss on intangible asset disposal charges totaling $9.3 million, and net contingent consideration charges of $1.1 million. Excluding the noncash impairment charges and net contingent consideration charges, the decrease in total operating expense reflects decreases in cloud services and other technology platform costs and decreases in personnel, marketing and other corporate costs, resulting from ongoing cost reduction and optimization activities. Excluding noncash stock compensation expense, amortization expense, intangible asset impairment charges, legal settlement charges and mark to market related fair value adjustments, operating expense for Fiscal Year 2024 was $18.2 million, compared to $25.1 million, reflecting a 27% reduction in operating expense, compared to Fiscal Year 2023.

Key factors that drove the changes in compensation actually paid to the PEO were revenue performance and proforma operating loss performance that fell below the parameters established in the board approved 2024 Executive Compensation Plan resulting in no bonus payout to the PEO for Fiscal Year 2024.

Compensation Actually Paid and Net Income (Loss)

Our Company has not historically looked to net income (loss) as a performance measure for our executive compensation program. In 2023 to 2024, our net loss decreased $13.7 million, or 45%, but the compensation actually paid for our PEO decreased 33% and non-PEO NEOs decreased 26% between 2023 to 2024, as a result of revenue performance and proforma operating loss performance that fell below the parameters established in the board approved 2024 Executive Compensation Plan, resulting in no bonus payout to the PEO for Fiscal Year 2024.

Compensation Actually Paid and Cumulative TSR

We do utilize several performance measures to align executive compensation with the Company’s performance, but the recent trend has not used financial performance measures such as TSR. See the preceding discussion of the performance measures we use with respect to executive compensation in this section of the Proxy Statement. For example, as described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses and equity awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

NON-EXECUTIVE DIRECTOR COMPENSATION

On January 31, 2019, and as amended on August 13, 2019, effective July 1, 2019, our Board adopted a director compensation plan for our non-employee directors, the details of which are presented in the table below. We do not provide deferred compensation or retirement plans for non-employee directors.

Schedule of Director Fees

Compensation Element	Cash (1)		Equity (2)
Annual Retainer	$25,000	(3)	$60,000	(4)
Audit Committee Chair	$15,000		$-
Compensation Committee Chair	$10,000		$-
Nominating and Governance Committee Chair	$5,000		$-
Audit and Nominating and Governance Committee Member	$5,000		$-
Compensation Committee Member	$3,500		$-
Strategic Committee Chair	$15,000		$-
Strategic Committee Member	$10,000		$-

(1)	Cash compensation is payable in equal installments on a quarterly basis; provided, however, that no monthly cash retainer will be paid after any termination of service.

(2)

Equity awards will be issuable in the form of restricted stock units (“RSUs”). On the date of the Company’s annual meeting of stockholders, each director will receive RSUs at a per share price equal to the closing price of the Company’s common stock on the grant date, which RSU will become fully vested on the one-year anniversary of the initial grant date.

(3)	Any new non-employee director appointed to the Board will receive cash compensation equal to a prorated portion of the annual retainer amount.

(4)

Any new non-employee director appointed to the Board will receive RSUs having a grant date value equal to a prorated portion of annual RSU award amount, which RSUs will become fully vested on the earlier of (i) the one-year anniversary of the initial grant date or (ii) the next annual meeting of the Company’s stockholders.

2024 Summary Table of Director Compensation

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a non-employee director during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other Compensation ($)	Total ($)

Jeff Gehl (2)	$50,000	$-	$-	$50,000
Mark Jung (3)(4)	$55,000	$-	$90,000	$145,000
Michael Keller (5)	$48,500	$-	$-	$48,500
Kristian Patrick (6)	$28,500	$-	$-	$28,500

(1)

The Company did not hold its annual meeting of the Company’s stockholders in fiscal year 2024, and therefore, there were no grants of RSUs for the Company’s directors in fiscal year 2024. The fiscal year 2024 director RSU grants will occur in connection with the annual shareholder meeting referenced herein, to be held on June [ ], 2025.

	Restricted Stock Awards Listed in the Table Above		Aggregate Awards as of December 31, 2024
Name	Number of Unvested Shares of Restricted Stock	Number of Vested Shares of Restricted Stock	Aggregate Number of Unvested Restricted Stock Awards Outstanding	Aggregate Number of Options Outstanding

Gehl	-	-	27,027	25,000
Jung	-	-	27,027	-
Keller	-	-	27,027	-
Patrick	-	-	27,027	-

(2)	Amounts paid to Mr. Gehl consist of his annual retainer, Audit Committee Chair fees and Strategic Committee member fees, as described above.

(3)	Amounts paid to Mr. Jung consist of his annual retainer, Compensation Committee Chair fees, Strategic Committee Chair fees and Audit Committee member fees, as described above.

(4)

In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into the Consulting Agreement (defined below), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung receives a cash payment of $7,500 per month from the Company. The Consulting Agreement had an initial term that extended to December 31, 2019, was extended through June 30, 2020, and continues on a month-to-month basis, upon mutual agreement of Mr. Jung and the Company.

(5)

Amounts paid to Mr. Keller consist of his annual retainer, Nominating and Governance Committee Chair fees, Compensation Committee member fees, Strategic Committee member fees and Audit Committee member fees, as described above. Mr. Keller was appointed to the Compensation Committee in April 2020.

(6)	Amounts paid to Ms. Patrick consist of her annual retainer and Compensation Committee member fees, as described above.

PROPOSAL NO. 2

APPROVAL OF THE SERIES AAA CONVERTIBLE PREFERRED STOCK TERMS

The Private Placement and Exchange

On November 6, 2023, the Company entered into a Placement Agency Agreement (the “AAA Placement Agency Agreement”) with a registered broker dealer, which acted as the Company’s exclusive placement agent (the “Placement Agent”), pursuant to which the Company entered into subscription agreements between November 30, 2023 and December 22, 2023 (each, a “AAA Subscription Agreement” and collectively, the “AAA Subscription Agreements”) with accredited investors (the “Investors”) relating to an offering (the “AAA Private Placement”) with respect to the sale of an aggregate of (i) 5,377 shares of newly designated Series AAA Convertible Preferred Stock, par value $0.001 per share (the “Series AAA Preferred”) and (ii) 2,978 shares of newly designated Series AAA-2 Convertible Preferred Stock, par value $0.001 per share (the “Series AAA-2 Preferred” and collectively with the Series AAA Preferred, the “Series AAA Stock”), at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of approximately $8,355,000.

Also pursuant to the Placement Agency Agreement on November 30, 2023 and December 22, 2023, the Company entered into certain Series A Exchange Agreements (the “Series A Agreement”) and Series AA Exchange Agreements (the “Series AA Agreement”, and collectively with the Series A Agreement, the “Exchange Agreements”), with certain holders (the “Holders”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred”), and Series AA Convertible Preferred Stock, par value $0.001 per share (“Series AA Preferred”), pursuant to which the Holders exchanged an aggregate of 6,367 shares of Series A Preferred and/or Series AA Preferred, for an aggregate of 6,367 shares of Series AAA Stock (the “Exchange”).

The Placement Agency Agreement contains customary representations and warranties by the Company and customary conditions to closing. The Board believes it is in the best interests of the Company to raise capital in the Private Placement in order to fund the working capital needs of the Company.

Approval of Conversion Price Adjustments and Additional Investment Rights

Pursuant to Nasdaq Rule 5635(d), if an issuer intends to issue securities in a transaction other than a public offering when the issuance (i)(a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance, and (ii) is below (y) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (z) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”), the issuer generally must obtain the prior approval of its stockholders.

The Certificate of Designations of Powers, Rights and Limitations of the Series AAA Stock (the “AAA Certificate of Designations”) sets forth that upon receipt of the approval by the Majority Stockholders (as defined in the AAA Certificate of Designations), for as long as Series AAA Stock remains outstanding and subject to certain carveouts as described in the AAA Certificate of Designations, (A) if the Company conducts an offering at a price per share less than the then current conversion price (the “Future Offering Price”) consisting of Common Stock, convertible or derivative instruments, and undertaken in an arms-length third party transaction(s), then in such event the conversion price of the Series AAA Stock shall be adjusted to the greater of: (i) the Future Offering Price and (ii) the conversion price floor of 20% of the conversion price as of the effective date of the Certificate of Designations (the “AAA Conversion Price Floor”); and (B) if, as of the 24-month anniversary date of the first closing of the Private Offering (the “First Closing “), the volume weighted average price (“VWAP”) for the five trading days immediately prior to each 24-month anniversary date(s) is below the then current conversion price, the holder will receive a corresponding adjustment to the then current conversion price, with such adjustment not to exceed the Conversion Price Floor (the “VWAP Adjustment” and collectively the, AAA Conversion Price Adjustments”). As the AAA Conversion Price Adjustments would constitute “Future Priced Securities,” stockholder approval is required before such provisions could take effect as it would cause an issuance below the Minimum Price.

Furthermore, pursuant to the AAA Subscription Agreements, Investors shall have the right to purchase shares of a newly designated series of Preferred Stock of the Company containing comparable terms as the Series AAA Stock (for these purposes, “AAA AIR Preferred”) immediately following the applicable closing in the Private Placement, and through the date that is 18 months thereafter, Investors may purchase a dollar amount equal to its initial investment amount, at $1,000 per share (the “Original Issuance Price”), with a conversion price equal to the conversion price on the date of original purchase (the “AAA Conversion Price”).

The number of shares of Common Stock to be issued to the Investors in the AAA Private Placement upon conversion of (i) the Series AAA Stock, and (ii) the conversion of the AAA AIR Preferred, if and when exercised, in each case, could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), we are asking stockholders to approve the issuance of the AAA Conversion Price Adjustments and the issuance of the AAA AIR Preferred prior to such AAA Conversion Price Adjustments and AAA AIR Preferred becoming available to the holders of Series AAA Preferred.

Effect of the Private Placement on Existing Stockholders

The issuance of securities pursuant to the Purchase Agreement will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including the voting power of the existing stockholders.

We have agreed to file a registration statement to permit the public resale of the shares of Common Stock underlying the Series AAA Stock. The influx of those shares into the public market could have a negative effect on the trading price of our Common Stock.

Required Vote and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the AAA Conversion Price Adjustments and the issuance of the AAA AIR Preferred. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of this proposal.  Accordingly, an abstention will have the effect of a vote against this proposal.  Broker non-votes will have no effect on the outcome of the vote for this proposal.

Our Board of Directors unanimously recommends that you vote FOR approval of the AAA Conversion Price Adjustments and the issuance of the AAA AIR Preferred.

PROPOSAL NO. 3

APPROVAL OF CERTAIN SERIES AAA JUNIOR CONVERTIBLE PREFERRED STOCK TERMS

The Private Placement

On June 4, 2024, the Company entered into a Placement Agency Agreement (the “AAA Junior Placement Agency Agreement”), with a registered broker-dealer (the “Placement Agent”), pursuant to which the Company entered into subscription agreements between June 26, 2024 and September 30, 2024 (each, a “AAA Junior Subscription Agreement” and collectively, the “AAA Junior Subscription Agreements”) with accredited investors (the “Investors”) relating to an offering (the “AAA Junior Private Placement”) with respect to the sale of an aggregate of (i) 1,210 shares of newly designated Series AAA Junior Convertible Preferred Stock, par value $0.001 per share (the “Series AAA Junior Preferred”); (ii) 551 shares of newly designated Series AAA-2 Junior Convertible Preferred Stock, par value $0.001 per share (the “Series AAA-2 Junior Preferred”); (iii) 697 AAA-3 Junior Units, each Unit consisting of one share of newly designated Series AAA-3 Junior Convertible Preferred Stock, par value $0.001 per share (the “Series AAA-3 Junior Preferred”) and one warrant to purchase 1,000 shares of Common Stock (the “AAA-3 JR Investor Warrants”); and (iv) 399 AAA-4 Junior Units, each Unit consisting of one share of newly designated Series AAA-4 Junior Convertible Preferred Stock, par value $0.001 per share (the “Series AAA-4 Junior Preferred”) and one warrant to purchase 1,000 shares of Common Stock (the “AAA-4 JR Investor Warrants”), at a purchase price of: (i) $1,000 per share of Series AAA Junior, (ii) $1,000 per share of Series AAA-2 Junior; (iii) $1,000 per share of $1,000 per AAA-3 Junior Unit; and (iv) $1,000 per share of $1,000 per AAA-4 Junior Unit, for aggregate gross proceeds to the Company of approximately $2,857,000.

The AAA Junior Placement Agency Agreement contains customary representations and warranties by the Company and customary conditions to closing. The Board believes it is in the best interests of the Company to raise capital in the Private Placement in order to fund the working capital needs of the Company.

Approval of Conversion Price Adjustments

Pursuant to Nasdaq Rule 5635(d), if an issuer intends to issue securities in a transaction other than a public offering when the issuance (i)(a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance, and (ii) is below the Minimum Price, the issuer generally must obtain the prior approval of its stockholders.

The Certificate of Designations of Powers, Rights and Limitations of the Series AAA Junior Stock (the “AAA Junior Certificates”) sets forth that upon receipt of the approval by the Majority Stockholders (as defined in the AAA Junior Certificate), for as long as Series AAA Junior Stock remains outstanding and subject to certain carveouts as described in the AAA Junior Certificate, if the Company conducts an offering at a price per share less than the then current conversion price (the “Future Offering Price”) consisting of Common Stock, convertible or derivative instruments, and undertaken in an arms-length third party transaction(s), then in such event the conversion price of the Series AAA Junior Stock shall be adjusted to the greater of: (i) the Future Offering Price and (ii) the conversion price floor of 30% of the conversion price as of the effective date of the AAA Junior Certificate (the “Conversion Price Floor”) (the, “AAA Junior Conversion Price Adjustments”). As the AAA Junior Conversion Price Adjustments would constitute “Future Priced Securities,” stockholder approval is required before such provisions could take effect as it would cause an issuance below the Minimum Price.

Furthermore, pursuant to the Subscription Agreements, Investors shall have the right to purchase shares of a newly designated series of Preferred Stock of the Company containing comparable terms as the Series AAA Junior Stock (for these purposes, “AAA Junior AIR Preferred”), immediately following the applicable closing in the AAA Junior Private Placement, and through the date that is 18 months thereafter, of a dollar amount equal to its initial investment amount at $1,000 per share (the “AAA Junior Original Issuance Price”), with a conversion price equal to the conversion price on the date of original purchase (the “AAA Junior Conversion Price”).

The number of shares of Common Stock to be issued to the Investors in the AAA Junior Private Placement upon conversion of (i) the Series AAA Junior Stock, (ii) the conversion of the AAA Junior AIR Preferred, if and when exercised, and (iii) the Investor Warrants, if and when exercised, could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), we are asking stockholders to approve the issuance of the AAA Junior Conversion Price Adjustments and the issuance of the AAA Junior AIR Preferred and Investor Warrants prior to such AAA Junior Conversion Price Adjustments, AAA Junior AIR Preferred and Investor Warrants becoming available to the holders of Series AAA Junior Preferred.

Effect of the Private Placement on Existing Stockholders

The issuance of securities pursuant to the Purchase Agreement will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including the voting power of the existing stockholders.

We have agreed to file a registration statement to permit the public resale of the shares of Common Stock underlying the Series AAA Junior Preferred and Investor Warrants. The influx of those shares into the public market could have a negative effect on the trading price of our Common Stock.

Required Vote and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the Conversion Price Adjustments and the issuance of AAA Junior AIR Preferred and the Investor Warrants. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of this proposal.  Accordingly, an abstention will have the effect of a vote against this proposal.  Broker non-votes will have no effect on the outcome of the vote for this proposal.

Our Board of Directors unanimously recommends that you vote FOR approval of the AAA Junior Conversion Price Adjustments and the issuance of AAA Junior AIR Preferred and Investor Warrants.

PROPOSAL NO. 4

APPROVAL OF ONE OR MORE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT ONE OR MORE REVERSE STOCK SPLITS

Overview

Our Board has adopted and is recommending that our stockholders approve one or more amendments to our Charter (such amendments, the “Reverse Split Amendments”) to effect one or more reverse stock splits of our Common Stock, at a ratio of not less than one-for-five (1:5) and not more than one-for-two hundred (1:200), and in the aggregate at a ratio of not more than one-for-four thousand (1:4,000), inclusive, with the exact ratio for each reverse stock split within such range to be determined by the Board (or any duly constituted committee thereof) in its discretion (any such reverse stock split, the "Reverse Stock Split," and such ratio selected by the Board for a Reverse Stock Split, the "Reverse Split Ratio"). In connection with any Reverse Stock Split, there will be no change to the number of authorized shares of Common Stock of the Company.

The proposed form of amendment to our Certificate of Incorporation to effect any Reverse Split Amendment is attached as Appendix [●] to this Proxy Statement.

By approving this proposal, stockholders will approve one or more Reverse Split Amendments pursuant to which a whole number of outstanding shares of our Common Stock between five (5) and two hundred (200), and in the aggregate not more than four thousand (4,000), inclusive, would be combined into one share of our Common Stock. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect any Reverse Stock Split and, if so, to determine the applicable Reverse Split Ratio from among the approved range described above and to effect one or more Reverse Stock Splits by filing one or more Reverse Split Amendments with the Secretary of State. The Board reserves the right to elect not to effect any Reverse Stock Split at any time prior to the effectiveness of the filing of any Reverse Split Amendment with the Secretary of State, if it determines, in its sole discretion, and without further action on the part of the stockholders, that the proposal is no longer in the best interests of the Company and its stockholders.

The Board’s decision as to whether and when to effect any Reverse Stock Split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our Common Stock, the anticipated impact of such Reverse Stock Split on the trading price and number of holders of our Common Stock, and the continued listing requirements of The Nasdaq Capital Market.

Purpose and Rationale for the Reverse Stock Split

On April 16, 2025, the Board approved the proposed Reverse Split Amendments to effect one or more Reverse Stock Splits for the following reasons. The Board believes that:

●

effecting one or more Reverse Stock Splits could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Common Stock on The Nasdaq Capital Market;

●

continued listing of our Common Stock on The Nasdaq Capital Market provides overall credibility to an investment in our Common Stock, given the stringent listing and disclosure requirements of The Nasdaq Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our Common Stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings; and

●

continued listing of our Common Stock on The Nasdaq Capital Market, together with a higher stock price, which may be achieved through one or more Reverse Stock Splits, could help attract, retain, and motivate employees.

Avoid Delisting from the Nasdaq Capital Market.

Failure to approve the Reverse Split may have serious, adverse effects on the Company and our stockholders. Our Common Stock could be delisted from the Nasdaq Capital Market because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing. If we are unable to increase the closing price of our Common Stock on the Nasdaq Capital Market for ten consecutive trading days on or before July 1, 2025, the Nasdaq Capital Market will delist our Common Stock. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.

As disclosed in a Current Report on Form 8-K filed with the SEC on January 8, 2025, the Company received an initial notification letter, dated January 2, 2025, from the Nasdaq Listings Qualification Department indicating that the bid price of the Company’s Common Stock had closed below the minimum $1.00 per share required for continued listing under Nasdaq Market Listing Rule 5550(a)(2) for at least thirty consecutive business days (the “Nasdaq Notification”). In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we were provided an initial 180-calendar day period, or until July 1, 2025, to regain compliance.

To regain compliance, our Common Stock must close at or above the $1.00 minimum bid price for at least ten consecutive business days prior to July 1, 2025. If we do not regain compliance by that date in accordance with terms of the Nasdaq Notification, Nasdaq will provide written notice that our securities will be subject to delisting from the Nasdaq Capital Market. In that event, we may appeal the decision to a Nasdaq Listing Qualifications Panel (the “Panel”). In the event of an appeal, our securities would remain listed on the Nasdaq Capital Market pending a written decision by the Panel following a hearing. In the event that the Panel determines not to continue our listing on the Nasdaq Capital Market, our Common Stock may be delisted and may commence trading on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

If Nasdaq delists the Common Stock from trading on its exchange for failure to meet the listing standards, the Company and its stockholders could face significant negative consequences including:

●	a limited availability of market quotations for our Common Stock;

●	reduced liquidity for our Common Stock;

●

a determination that the shares of Common Stock are “penny stock” which will require brokers trading in Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Our Board of Directors has considered the potential harm to the Company and its stockholders should the Nasdaq Stock Market delist our Common Stock from the Nasdaq Capital Market. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

On [●], 2025, our Common Stock closed at $[●] per share on the Nasdaq Capital Market. One or more Reverse Stock Splits, if effected, will have the immediate effect of increasing the price of our Common Stock as reported on the Nasdaq Capital Market, therefore reducing the risk that our Common Stock could be delisted from the Nasdaq Capital Market.

Other Effects. Our Board of Directors also believes that the increased market price of our Common Stock expected as a result of implementing one or more Reverse Stock Splits could improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. One or more Reverse Stock Splits, if effected, could allow a broader range of institutions to invest in our Common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. One or more Reverse Stock Splits could help increase analyst and broker interest in our Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In light of the factors mentioned above, our Board approved the proposed Reverse Split Amendments to effect one or more Reverse Stock Splits as a potential means of increasing and maintaining the price of our Common Stock above $1.00 per share in compliance with the Bid Price Rule for the required time period. If the closing bid price of our Common Stock on The Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of 10 consecutive trading days (or longer, if required by the Staff), our Board may decide to abandon the filing of the proposed Reverse Split Amendments with the Secretary of State.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios for the Reverse Split Ratio (as opposed to a single Reverse Split Ratio) and to authorize one or more Reverse Stock Split Amendments is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that any Reverse Stock Split would be effected. We believe that a range of Reverse Split Ratios provides us with the most flexibility to achieve the desired results of any Reverse Stock Split through one or more Amendments. The Reverse Split Ratio to be determined by our Board (or any duly constituted committee thereof), in its sole discretion, will be a whole number in a range of one-for-five to one-for-200, and, in the aggregate, not more than one-for-4,000, inclusive. The Board reserves the right to elect not to effect any Reverse Stock Split at any time prior to the effectiveness of the filing of any Amendment with the Secretary of State of Delaware, if it determines, in its sole discretion, and without further action on the part of the stockholders, that a Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

In determining any applicable Reverse Split Ratio and whether and when to effect any Reverse Stock Split pursuant to one or more Reverse Split Amendments following the receipt of stockholder approval, the Board may consider a number of factors, including, without limitation:

●	our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;
●	the historical trading price and trading volume of our Common Stock;
●	the number of shares of our Common Stock outstanding immediately before and after the Reverse Stock Split;
●	the dilutive impact of any potential exercise of the Company’s outstanding Warrants and the related impact on the trading price of the Company’s Common Stock;
●

the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of a Reverse Stock Split on the trading price and trading volume of our Common Stock in the short- and long-term;

●	the anticipated impact of a particular Reverse Split Ratio on the Company’s ability to reduce administrative and transactional costs;
●	the anticipated impact of a particular Reverse Split Ratio on the number of holders of our Common Stock; and
●	prevailing general market, legal and economic conditions.

We believe that granting the Board (or any duly constituted committee thereof) the authority to elect to implement one or more Reverse Stock Splits through one or more Reverse Split Amendments at various Reverse Split Ratios (subject to the aggregate one-for-4,000 limitation) is essential because it allows us to take these factors into consideration and to react to changing market, legal and economic conditions. If our Board (or any duly constituted committee thereof) chooses to implement one or more Reverse Stock Splits, we will make a public announcement regarding the determination of each such Reverse Stock Split and the applicable Reverse Split Ratio.

Risks of any Reverse Stock Split

We cannot assure you that any Reverse Split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.

Our Board of Directors expects that any implemented Reverse Split of our issued and outstanding Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Nasdaq Capital Market minimum bid price requirement. However, the effect of any Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after any Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split, (ii) the market price per any post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) any Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect any Reverse Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If any Reverse Split is effected and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq Capital Market requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our Common Stock after any Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If any Reverse Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

Any proposed Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the proposed Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances, which could prevent certain stockholders from changing the composition of our Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. Our Board of Directors does not intend for the Reverse Split to have any anti-takeover effects.

Principal Effects of any Reverse Stock Split

If the proposal to authorize one or more Reverse Split Amendments is approved and any Reverse Stock Split is effected, each holder of Common Stock will receive a number of shares of Common Stock equal to (x) the number of shares of Common Stock held immediately before such Reverse Stock Split multiplied by (y) the applicable Reverse Split Ratio.

Each Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock. Each Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that such Reverse Stock Split results in any of our stockholders owning a fractional share that is paid out in cash as further described below. After any such Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects as now authorized. Common Stock issued pursuant to any Reverse Stock Split will remain fully paid and non-assessable. A Reverse Stock Split will not affect the Company’s periodic reporting requirements under the Exchange Act. The Company has not issued any outstanding certificated shares of Common Stock, as of May 2, 2025 and does not expect to issue any certificated shares prior to the effectiveness of any one or more Reverse Stock Splits.

The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible Reverse Stock Split if such Reverse Stock Split is effected at a ratio of 1-for-5, 1-for-20, 1-for-50, 1-for-100 or 1-for-200 based on share information as of the close of business on May 2, 2025. The below chart does not give effect to the treatment of fractional shares following the Reverse Stock Split and does not give effect to any other changes, including any issuance of securities, after May 2, 2025.

	Pre-Reverse Split	Post-Reverse Split 1:5	Post-Reverse Split 1:20	Post-Reverse Split 1:50	Post-Reverse Split 1:100	Post-Reverse Split 1:200

Number of Shares of Common Stock Authorized	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000
Number of Shares of Common Stock Issued and Outstanding	18,448,000	3,690,000	922,000	369,000	184,000	92,000
Number of Shares of Common Stock Reserved for Issuance(1)	39,103,000	7,821,000	1,956,000	782,000	390,000	196,000
Number of Shares of Common Stock Authorized but Unissued and Unreserved	342,449,000	388,489,000	397,122,000	398,849	399,426,000	399,712,000

(1)	The pre-Reverse Split number of shares of our Common Stock reserved for future issuance included the following, as of May 2, :

	●	4,624,000 shares reserved for issuance pursuant to outstanding restricted stock units, options and warrants;

	●	9,920,000 shares reserved for issuance pursuant to conversion of shares of Preferred Stock currently outstanding; and

	●	125,000 shares of Common Stock available for future grant under our 2014 Plan.

If the proposed Reverse Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the Reverse Split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on the Nasdaq Capital Market under the symbol “SLE,” assuming that we are able to regain compliance with the minimum bid price requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Preferred Stock and Warrants

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of outstanding securities issued by the Company, including shares of Preferred Stock and warrants to purchase shares of Common Stock, in accordance with the determined Reverse Split ratio. The adjustments, as required by the Reverse Split and in accordance with the determined Reverse Split ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

As of May 2, 2025, we had 361,000 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2014 Plan, and 316,000 shares of Common Stock reserved for issuance pursuant to the vesting of outstanding restricted stock units issued under our 2014 Plan, as well as 73,000 shares of Common Stock available for issuance under the 2014 Plan, if approved by stockholders at the Annual Meeting. Pursuant to the terms of the 2014 Plan, our Board of Directors, or a committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2014 Plan to equitably reflect the effects of the Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares.

Effective Date

The Reverse Split would become effective on the date of filing of the Certificate of Amendment to the Second Amended and Restated Certificate with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of this Proposal, if our Board of Directors elects to implement the Reverse Split, stockholders owning, prior to the Reverse Split, less than the number of whole shares of Common Stock that will be combined into one share of Common Stock in the Reverse Split would no longer be stockholders. For example, if the Reverse Split was undertaken at a ratio of 1:5, if a stockholder held four (4) shares of Common Stock immediately prior to the Reverse Split, then such stockholder would cease to be our stockholder following the Reverse Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above.

Record and Beneficial Shareholders

If our Board of Directors elects to implement the Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If our Board of Directors elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board of Directors. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board of Directors, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board of Directors. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

The Company’s stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to this Action and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Potential Anti-Takeover Effects of a Reverse Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The Reverse Split, if effected, will also result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of authorized shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Although the Reverse Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Split could facilitate future attempts by us to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the Reverse Split will vary among stockholders, depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged.  A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share.  In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no reduction in the stockholder’s percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of one or more amendments to our Charter to effect a Reverse Split in the form of amendment attached hereto as Appendix [●]. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of this proposal.  Accordingly, an abstention will have the effect of a vote against this Proposal.  Broker non-votes will have no effect on the outcome of the vote for this proposal.

Our Board of Directors recommends a vote “FOR” one or more amendments to the Charter to effect a reverse split of the Company’s issued and outstanding shares of capital stock at a ratio between 1-for-5 and 1-for-200, and in the aggregate at a ratio of not more than one-for-four thousand (1:4,000), inclusive, with the exact ratio within such range to be determined by the Board at its discretion, to be effected within one year from the receipt of stockholder approval.

PROPOSAL NO. 5

APPROVAL OF THE ADOPTION OF 2025 OMNIBUS EQUITY INCENTIVE PLAN

General

The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to attract, retain and motivate key employees, and that the granting of equity awards serves as an important factor in retaining key employees. Equity awards are used as compensation vehicles by most, if not all, of the companies with which we compete for talent, and we believe that providing equity awards is critical to our continued ability to attract and retain key employees.

The 2014 Stock Option and Incentive Plan was approved by the Board of Directors and the stockholders of the Company in October 2014. The 2014 Plan was subsequently amended in May 2015, May 2016, July 2017, October 2018, May 2020, April 2021, June 2022 and September 2023, reserving a total of 750,000 shares for issuance thereunder (the “2014 Plan”).

The Board unanimously approved our 2025 Omnibus Equity Incentive Plan (the “2025 Plan”) on April 8, 2025. Our stockholders are being asked to approve the 2025 Plan, a copy of which is attached hereto as Appendix B. As of the date of this Proxy Statement, a total of 164,000 stock options have been issued under the 2025 Plan, subject to the approval of the 2025 Plan by our stockholders. Details regarding these issuances are presented below, under the section entitled “New Plan Benefits.”

If approved at the Annual Meeting, our 2025 Plan will supersede and replace the 2014 Plan, and no new awards will be granted under the 2014 Plan thereafter. Any awards outstanding under the 2014 Plan on the date of approval of the 2025 Plan will remain subject to the 2014 Plan. Upon approval of our 2025 Plan, any shares subject to outstanding awards under the 2014 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under our 2025 Plan.

The 2025 Plan reserves an aggregate of 3,000,000 shares of our Common Stock for the issuance of awards (the “Share Limit”), representing 15,72% of our shares of Common Stock issued and outstanding as of the date of this proposal. The proposed 3,000,000 shares to be authorized under the 2025 Plan was determined by comparing the Company’s past equity grants to key employees and new employees to its current net hiring and retention plan. The Company’s run rate, or the number of shares awarded as compensation relative to the number of outstanding common shares, net of forfeited and expired shares, has averaged 5.9% over the past three fiscal years. Pursuant to the 2025 Plan’s “evergreen” provision, the Share Limit shall be cumulatively increased (i) effective January 1 of each year the 2025 Plan is outstanding, commencing January 1, 2026, to achieve reserved and available shares under the 2025 Plan of 3.5% of the number of shares of Common Stock issued and outstanding on December 31 of each year the 2025 Plan is outstanding (such cumulative shares being the “Evergreen Shares”). The Board may, however, act to provide that there will be no increase in the Share Limit for the fiscal year, as applicable, or that the increase in the Share Limit for the fiscal year will be a lesser number of shares of Common Stock than would otherwise occur.

In no event may an Award be granted with respect to Evergreen Shares to the extent that such Award would, cumulatively with other outstanding Awards made with respect to Evergreen Shares, exceed twenty percent (20%) of the total number of shares of Common Stock outstanding on the Effective Date. At least seventy-five percent (75%) of Evergreen Shares must, if granted, be granted as Stock Options, Stock Appreciation Rights and/or performance-based Awards.

The Board believes that the approval of the 2025 Plan is in the best interests of the Company and recommends a vote for this proposal.

Purpose of 2025 Plan

The purpose of the 2025 Plan is to advance the interests of the Company by encouraging equity participation in the Company by directors, officers and employees of the Company through the acquisition of shares of Common Stock upon the exercise of options and the issuance of Common Stock in settlement of restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) granted under the 2025 Plan. In addition, our Board determines the amount and terms of equity-based compensation granted to each individual. In determining whether to grant certain equity awards to our executive officers, the Board assesses the level of the executive officer’s achievement of meeting individual goals, as well as the executive officer’s contribution towards goals of the Company.

General Provisions

The following is a summary of the 2025 Plan.

The 2025 Plan allows grants of stock options, stock awards and performance shares with respect to Common Stock of the Company to eligible individuals, which generally includes directors, officers, employees, advisors and consultants. Options granted under the Plan include non-statutory options as well as incentive options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. We have developed the 2025 Plan to align the interests of (i) employees, (ii) non-employee Board members, and (iii) consultants and key advisors with the interest of our stockholders and to provide incentives for these persons to exert maximum efforts for our success and to encourage them to contribute materially to our growth.

The 2025 Plan is not subject to the provisions of the Employment Retirement Income Security Act, as amended (“ERISA”), and is not a “qualified plan” within the meaning of Section 401 of the Code.

Shares Subject to the Stock Incentive Plan. If this proposal is approved, the Company may issue up to 3,000,000 shares under the 2025 Plan, subject to adjustment to prevent dilution from stock dividends, stock splits, recapitalization or similar transactions.

Administration of the 2025 Plan. The Board administers the 2025 Plan and determines which eligible individuals are to receive option grants or stock issuances under the 2025 Plan, the times when the grants or issuances are to be made, the number of shares of Common Stock subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

Awards Under the 2025 Plan. Under the 2025 Plan, the Board may grant awards in the form of stock options, stock awards and performance shares.

Options. The duration of any option shall be within the sole discretion of the Board; provided, however, that any incentive stock option granted to a 10% or less stockholder or any nonqualified stock option shall, by its terms, be exercised within 10 years after the date the option is granted and any incentive stock option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the option is granted. The exercise price of all options will be determined by the Board; provided, however, that the exercise price of an option (including incentive stock options or nonqualified stock options) will be equal to, or greater than, the fair market value of a share of our stock on the date the option is granted and further provided that incentive stock options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary, as defined in section 424 of the Code, unless the price per share is not less than 110% of the fair market value of our stock on the date of grant.

Restricted Stock. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and vote the shares. Any dividends payable on the restricted stock awards will be subject to the same restrictions as the underlying award.

Performance Share Awards. A performance share award is an award entitling the holder to acquire shares of Common Stock upon the attainment of specified performance goals, as determined by the Board.

Termination of Employment. Unless the Board provides otherwise in the terms of the award, if the employment or service of a participant is terminated, options granted to such participant will immediately cease to be exercisable and any options or other awards granted after that date will cease to be exercisable (i) immediately if the participant’s employment or service is terminated for cause or (ii) up to three (3) months after the participant’s employment or service is terminated without cause.

Termination or Amendment of the 2025 Plan. Our Board may at any time terminate the 2025 Plan or make such amendments thereto as it deems advisable, without action on the part of our stockholders unless their approval is required under the law. However, no termination or amendment will, without the consent of the individual to whom any option has been granted, affect or impair the rights of such individual. Under Section 422(b)(2) of the Code, no incentive stock option may be granted under the 2025 Plan more than ten years from the date the 2025 Plan was amended and restated or the date such amendment and restatement was approved by our stockholders, whichever is earlier.

New Plan Benefits

We are unable to determine the dollar value and number of stock awards that may be received by or allocated to (i) any of our named executive officers, (ii) our current executive officers, as a group, (iii) our employees who are not executive officers, as a group, and (iv) our non-executive directors, as a group as a result of the approval of the amendment to the 2025 Plan because at this time we are unable to determine whether any of the current non-executive directors will meet the requirements to receive any automatic grants of options under the 2025 Plan and all other stock awards granted to such persons are granted by the Compensation Committee on a discretionary basis.

Federal Income Tax Consequences

The following summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2025 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the 2025 Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2025 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each participant should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws. The 2025 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then, if sold at a profit, all of the profit will be long-term capital gain or, if sold at a loss, all of the loss will be long-term capital loss. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and the participant will have ordinary income equal to the difference between the exercise price and the fair market value of the underlying stock at the time the option was exercised. Depending on the circumstances of the disqualifying disposition, the participant may then be able to report any difference between the fair market value of the underlying stock at the time of exercise and the disposition price as gain or loss, as the case may be.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) and subject to withholding when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the Common Stock at the time of grant is included in ordinary income and subject to withholding and there is no further income recognition when the restrictions lapse.

Other Stock-Based Awards. The tax consequences associated with other stock-based awards granted under the 2025 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Required Vote and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the 2025 Plan. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of this proposal.  Accordingly, an abstention will have the effect of a vote against this proposal.  Broker non-votes will have no effect on the outcome of the vote for this proposal.

Our Board of Directors unanimously recommends that you vote FOR the approval of the 2025 Omnibus Equity Incentive Plan.

PROPOSAL NO. 6

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

We are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This Say-on-Pay proposal is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), which added Section 14A to the Exchange Act.

Our executive compensation program is designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Under these programs, our executive officers are rewarded for the achievement of corporate and individual performance objectives, and our executive officers’ incentives are aligned with stockholder value creation. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the Compensation Committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development and corporate development.

The “Executive Compensation” section above describes, in detail, our executive compensation programs and the decisions made by our Board’s Compensation Committee with respect to the fiscal years ended December 31, 2024 and 2023. Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, when possible and appropriate considering the Company’s financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

Required Vote and Recommendation

As an advisory vote, the outcome of this proposal is not binding. The outcome of this Say-on-Pay proposal does not overrule any prior or future decision by the Company or the Board, including decisions made by the Compensation Committee, create or imply any change to the fiduciary duties of the Company or the Board, or create or imply any additional fiduciary duties for the Company or the Board. However, the Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Our Board of Directors unanimously recommends that you vote FOR the approval of the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

PROPOSAL NO. 7

ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING EXECUTIVE COMPENSATION ADVISORY VOTES

General

In Proposal No. 6, we are providing our stockholders the opportunity to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers. In this Proposal No. 7, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

The Board will take into consideration the outcome of this vote in determining the frequency of future Say-on-Pay proposals. However, because this vote is advisory and non-binding, the Board may decide that it is in the best interests of our stockholders and the Company to hold the required Say-on-Pay vote more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the Say-on-Pay Vote at least once every six calendar years as required by the Dodd-Frank Act.

After careful consideration, the Board believes that a Say-on-Pay vote should be held every three years, and therefore our Board recommends that you vote for a frequency of THREE YEARS for future Say-on-Pay proposals. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

Required Vote and Recommendation

On this non-binding matter, a stockholder may vote to set the frequency of the Say-on-Pay votes to occur every year, every two years, or every three years, or the stockholder may vote to abstain. The choice among those four choices that receives the highest number of votes will be deemed the choice of the stockholders. Abstentions and broker non-votes will have no effect on the Say-on-Pay vote.

Our Board of Directors unanimously recommends that you vote to hold advisory Say-on-Pay votes on executive compensation “THREE YEARS”.

PROPOSAL NO. 8

RATIFICATION OF THE APPOINTMENT OF WITHUM SMITH + BROWN PC TO SERVE AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

The Board appointed Withum Smith + Brown PC (“Withum”) as our independent registered public accounting firm for the year ending December 31, 2025, and hereby recommends that the stockholders ratify such appointment. The Board may terminate the appointment of Withum as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

On June 8, 2023, Baker Tilly US, LLP (“Baker Tilly”) informed the Company and the Audit Committee of the Company that Baker Tilly would not be able to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. During the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through the date of this Proxy Statement, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto. On July 14, 2023, the Board appointed Withum Smith + Brown PC (“Withum”) as the Company’s independent registered public accounting firm for the years ending December 31, 2023 and 2024.

Representatives of Withum will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Audit Fees.

The following table presents fees billed by Withum for professional services rendered for the fiscal years ended December 31, 2024 and 2023:

	2024	2023
Audit fees (1)	$327,250	$282,520
Audit related fees (2)	30,000	15,600
Tax fees (3)	-	-
All other fees (4)	-	-
Total	$357,250	$298,120

(1)

Audit fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for those years, reviews of the interim financial statements that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees consist of fees billed for assurance related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees.” Included in Audit related fees are fees and expenses related to reviews of registration statements and SEC filings other than annual reports on Form 10-K and quarterly reports on Form 10-Q.

(3)	Tax fees include the aggregate fees billed during the fiscal year indicated for professional services for tax compliance, tax advice and tax planning.
(4)	All other fees consist of fees for products and services other than the services reported above. No such fees were billed by WithumSmith+Brown, PC for 2024.

Auditor Independence

Our Audit Committee and our full Board of Directors considered that the work done for us in the year ended December 31, 2024 and 2023, by WithumSmith+Brown, PC, was compatible with maintaining WithumSmith+Brown, PC independence.

Required Vote and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for the ratification of the appointment of Withum as the Company’s independent registered public accounting firm. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal. Accordingly, an abstention will have the effect of a vote against this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal. However, any broker non-votes received will have no effect on the outcome of this proposal.

Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

Our Board of Directors recommends a vote “FOR” ratification of Withum Smith + Brown PC as the Company’s independent registered public accounting firm.

PROPOSAL NO. 9

 POTENTIAL FINANCING ISSUANCES TO APPROVE, PURSUANT TO NASDAQ LISTING RULE 5635(D), THE POTENTIAL ISSUANCE OF SHARES OF OUR COMMON STOCK IN A POTENTIAL FINANCING

Background and Purpose of the Potential Financing Issuances

The Company seeks stockholder approval of the potential issuance of shares of our Common Stock, including shares of Common Stock issuable upon conversion or exercise of convertible preferred stock, warrants or other rights to purchase or acquire Common Stock, and convertible notes or other securities convertible into, or exercisable or exchangeable for, our Common Stock in one or more potential non-public transactions, including transactions involving the exchange of trade debt for any such securities, in an aggregate offering amount of up to $[20,000,000]. The Common Stock and/or any other securities that may be issued together with the Common Stock or in lieu of the Common Stock issuable pursuant to such non-public transactions may be issued at a discounted price not to exceed up to [50%] below the lower of: (i) the closing price of our Common Stock (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of our Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”), provided, however, that notwithstanding the initial discount, the securities issued may contain adjustments to the conversion or exercise price of such security, which such adjustment may be triggered and/or the number of securities issuable upon conversion or exercise of such security based on time elapsed following closing of the offering or following any dilutive issuances, provided further that any adjustment to the conversion price or exercise price of such security will be subject to a floor price that is no less than 20% of the Minimum Price or such other price as may be accepted in accordance with Nasdaq Listing Rules (the “Floor Price”).

Notwithstanding the foregoing, and regardless of the type of securities issued in such offering, the maximum number of shares of our Common Stock that may be issued if this proposal is approved is [150,000,000] shares, whether or not we implement a reverse stock split as contemplated in Proposal 3. Please see Proposal 4, “Principal Effects of any Reverse Stock Split” for more information regarding the impact of  the reverse stock split on the number of shares of common stock issued and outstanding.

The above described potential non-public offering transactions must be consummated within three months from the date of stockholder approval.

[The purpose of this proposal is to provide the Company with a the ability to raise capital needed for operations, or issue securities in connection with the settlement of outstanding liabilities or other indebtedness, without the need to conduct a public offering, which would involve significant delay and expense, if feasible at all.] The Company would not enter into any transaction of the type described in this proposal if such transaction would constitute a change of control, as defined in Nasdaq Listing Rule 5635(b). If the stockholders do not approve this Proposal [9], we could be unable to obtain sufficient financing to fund our operations, implement our business strategy and enhance our overall capitalization. As a result, we would need to seek alternative sources of financing, where stockholder approval is not required, in order to obtain the necessary funds. Any such alternative sources of financing may not be available to us or may not be available on commercially reasonable terms.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to rights of appraisal with respect to Proposal 3, and we will not independently provide our stockholders with any such right.

Required Vote and Recommendation

The affirmative vote requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote. Abstentions will have the same effect as votes “against” Proposal 9.

Our Board of Directors recommends a vote “FOR” the approval of the Future Financing Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of May 2, 2025, we had 11 classes of voting stock outstanding: (i) Common Stock; (ii) Series AA Preferred; (iii) Series AA-3 Preferred; (iv) Series AA-4 Preferred; (v) Series AA-5 Preferred; (vi) Series AAA Preferred; (vii) Series AAA-2 Preferred; (viii) Series AAA Junior Preferred; (ix) Series AAA-2 Junior Preferred; (x) Series AAA-3 Junior Preferred; and (xi) Series AAA-4 Junior Preferred;

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock and Preferred Stock as of May 2, 2025 for

i.	each of our executive officers and directors individually,

ii.	all of our executive officers and directors as a group, and

iii.

each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

The percentage of beneficial ownership in the tables below is based on 3,639 shares of Series AA Convertible Preferred Stock, 25 shares of Series AA-3 Convertible Preferred Stock, 500 shares of Series AA-4 Convertible Preferred Stock, 50 shares of Series AA-5 Convertible Preferred Stock, 7,345 shares of Series AAA Convertible Preferred Stock, 3,148 shares of Series AAA-2 Convertible Preferred Stock, 352 shares of Series AAA Junior Convertible Preferred Stock, 441 shares of Series AAA-2 Junior Convertible Preferred Stock, 627 shares of Series AAA-3 Junior Convertible Preferred Stock, 399 shares of Series AAA-4 Junior Convertible Preferred Stock, 18,448,162 shares of Common Stock deemed to be outstanding as of May 2, 2025, excluding shares reserved for issuance upon exercise and/or vesting of awards issued under our 2014 Plan.

Beneficial Ownership of Preferred Stock

Name and address of beneficial owner (1)	Shares Beneficially Owned (2)	Percentage of Voting Shares Outstanding

Series AA Preferred
5% Shareholders:
Pioneer Capital Anstalt (9) 510 Madison Ave, Sute 14, New York, NY 10022	1,081	29.2%
The MG 1996 Irrevocable Trust (8) 84 Business Park Dr., Suite 206, Armonk, NY 10504	500	13.5%
Lester Petracca 25 Bonnie Heights Rd., Manhasset, NY 11030	250	6.8%
David Pollack 2467 Brentwood Rd., Beachwood, OH 44122	250	6.8%
Patrick & Grace Barry 26 Slocum Ave., Port Washington, NY 11050	200	5.4%
Directors and Officers:
Michael Keller (10)	250	5.6%

Series AA-3 Preferred
5% Shareholders:
Alma Bonini 8 N. Morgan Ave., Havertown, PA 19083	25	100%

Series AA-4 Preferred
5% Shareholders:
Raymond J. BonAnno (12) 18 Polo Club Dr., Denver, CO 80209	500	100%

Series AA-5 Preferred
5% Shareholders:
SFS Growth Fund LLC (14) 340 Royal Poinciana Way, Palm Beach, FL 33480	50	100%

Series AAA Preferred
5% Shareholders:

The MG 1996 Irrevocable Trust (8) 84 Business Park Dr., Suite 206, Armonk, NY 10504	1,000	13.6%
Raymond J. BonAnno (12) 18 Polo Club Dr., Denver, CO 80209	750	10.2%
Joan L. BonAnno (13) 18 Polo Club Dr., Denver, CO 80209	750	10.2%
Clayton Struve 675 Arbor Lake Dr., Lake Bluff, IL 60044	500	6.8%
MFK Holding LLC (15) 4650 Chase Oak Ct., Zionsville, IN 46077	450	6.1%
Stern Aegis 106 Central Park South 24A, New York,NY 10019	400	5.5%

Series AAA-2 Preferred
5% Shareholders:
Thomas A. Masci, Jr. 14 Knight Way, Newtown Square, PA 19073	600	19.1%
Souheil Hadddad Ira 400 E Clover Lane, Bloomington , IN 47408	250	7.9%
William Dress(3) 2751 Meadow Hill Ct., Richmond, WA 99352	220	7.0%
Don Quinn 6386 Lakeshore St., West Bloomfield , MI 48323	170	5.4%

Series AAA Junior Preferred
5% Shareholders:

AKS Family Partners, LP 9429 Harding Ave #225, Surfside , FL 33154	182	50%
Anthony Barr 3678 Vigilance Drive, Palos Verdes , CA 90275	50	14%
Sunil & Sudha Narkar Trust 4944 E Crescent Drive, Anaheim , CA 92807	25	7%
Mara Roth 230 Central Park West Apt 10A, New York , NY 10024	25	7%
Series AAA-2 Junior Preferred
5% Shareholders:
		%
Pioneer Capital Anstalt C/o Lh Financial Services. Corp., 510 Madison Ave., 14th Floor New York , NY 10022	300	68%
Andrew and Kristine Sherrill 1220 East Maple Avenue, El Segundo , CA 90245	50	11%
Martin Burger 21 E. 61st St. Apt 4E, New York , NY 10065	25	6%

Series AAA-3 Junior Preferred
5% Shareholders:

Pamlico Shoals Capital, LLC	262	38%
Po Box 669, New Albany , OH 43054
AKS Family Partners, LP	100	14%
9429 Harding Ave #225, Surfside , FL 33154
Anthony G. Barr	50	7%
3678 Vigilance Dr., Rancho Pls Vds , CA 92075
Isagen LLC	50	7%
One Broadcast Plaza #300, Merrick , NY 11566
Sunil and Sadha Narkar Trust U/A Dtd 10/18/16 Sunil and Sadha Narkar TTEES	50%
4944 E Crescent Drive, Anaheim , CA 92807
Branden and Amena Mebane Family Trust U/A Dtd. 9/19/07 Branden Mebane and Amena Mebane TTEE 5142 Encino Ave., Encino , CA 91315	50	7%

Series AAA-4 Junior Preferred
5% Shareholders:
Pamlico Shoals Targeted Opportunities Fund, LP Po Box 669, New Albany , OH 43054	300	75%
Albermarle Shoals Fund, LLC Po Box 669, New Albany , OH 43054	99	25%

(1)	Each of the Company’s Named Executive Officers and directors who do not hold shares of Preferred Stock are excluded from this table.
(2)	Based on corporate records of the Issuer.
(3)	William Dress may be deemed to be the beneficial owner of the securities reported herein.
(4)	Per Gustafsson may be deemed to be the beneficial owner of the securities reported herein.
(5)	As Managing Partner of FB Griffin Partnership LTD, Fred Griffith may be deemed to be the beneficial owner of the securities reported herein.
(6)	Howard E. Sneed may be deemed to be the beneficial owner of the securities reported herein.
(7)	As Trustee of the GCL Family Trust, Manager of Tasso Capital LLC, the Manager of Tasso Partners LLC, Dana Carrera may be deemed to be the beneficial owner of the securities reported herein.
(8)	As Trustee of the MG 1996 Irrevocable Trust, Stephen Bolduc may be deemed to be the beneficial owner of the securities reported herein.
(9)	As Director of Pioneer Capital Anstalt, Nicola Feuerstein may be deemed to be the beneficial owner of the securities reported herein.
(10)

Shares reported herein held by the Michael R. Keller Trust. As Trustee of the Michael R. Keller Trust, Michael Keller, a member of the Company’s Board of Directors, may be deemed to be the beneficial owner of the securities reported herein. The business address of each of the executive officers and directors of the Company is 11440 W. Bernardo Court, Suite 300, San Diego, California 92127.

(11)

As a Managing Member of the General Partner of Pamlico Shoals Targeted Opportunities Fund, LP, and as President and Sole Member of the Manager of Pamlico Shoals Capital LLC, Michael Layman may be deemed to be the beneficial owner of the securities reported herein.

(12)

Shares reported herein held by the Raymond J. BonAnno Trust U/A dtd 12.05.2002. As Trustee of the Raymond J. BonAnno Trust U/A dtd 12.05.2002, Raymond J. BonAnno may be deemed to be the beneficial owner of the securities reported herein.

(13)

Shares reported herein held by the Joan L. BonAnno Trust U/A dtd 12.05.2002. As Trustee of the Raymond J. BonAnno Trust U/A dtd 12.05.2002, Joan L.BonAnno may be deemed to be the beneficial owner of the securities reported herein.

(14)	As Managing Member of SFS Growth Fund LLC, Spencer Segura may be deemed to be the beneficial owners of the securities reported herein.
(15)	As Manager of MFK Holding LLC, Mary Kay Fagin may be deemed to be the beneficial owner of the securities reported herein.

Beneficial Ownership of Common Stock

Name, address and title of beneficial owner (1)	Shares of Common Stock	Total Number of Shares Subject to Exercisable Derivative Securities	Total Number of Shares Beneficially Owned		Percentage of Voting Common Stock Outstanding (2)

Officers and Directors:
Ann Hand	21,010	108,338	129,348	(3)	*
Chief Executive Officer and Chair
Clayton Haynes	4,063	26,395	30,458	(4)	*
Chief Financial Officer
Matt Edelman	6,576	43,335	49,911	(5)	*
President and Chief Commercial Officer
Jeff Gehl	183,574	833	184,407	(6)	1.0%
Director
Kristin Patrick	32,740	-	32,740	(7)	*
Director
Michael Keller	32,740	-	32,740	(8)	*
Director
Mark Jung	32,507	-	32,507	(9)	*
Director
Executive Officers and Directors as a Group (7 persons)	313,210	178,901	492,111		2.67%

5% Shareholders:
Infinite Reality, Inc. 50 Washington St, Suite 402 Norwalk, CT 06854-2710	1,236,364	1,236,364	6.7%

Tasso Partners, LLC(10)
P.O. Box 503 Rumson, NJ 07760	1,410,950	1,410,950	7.6%

* Less than 1.0%

(1)	Unless otherwise indicated, the business address for each of the executive officers and directors is c/o Super League Enterprise, Inc., 2856 Colorado Avenue, Santa Monica, CA 90404.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership by that person, shares of voting Common Stock subject to outstanding rights to acquire shares of voting Common Stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage of ownership by any other person.

(3)	Includes 5,556 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of May 2, 2025. Excludes 45,000 PSUs that will not be vested within 60 days of May 2, 2025.
(4)	Includes 1,296 shares issuable upon conversion of stock options exercisable within 60 days of [●], 2024. Excludes 833 RSUs and 7,500 PSUs that will not be vested within 60 days of May 2, 2025.
(5)

Includes (i) 2,222 shares issuable upon conversion of stock options exercisable within 60 days of May 2, 2025, and (ii) 625 shares of Common Stock held by 3MB Associates, LLC. Excludes 1,083 RSUs and 7,500 PSUs that will not be vested within 60 days of May 2, 2025.

(6)

Includes (i) 1,250 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of May 2, 2025 held directly, (ii) 3,845 shares of Common Stock held by BigBoy Investment Partnership, LLC, (iv) and 1,226 shares of Common Stock held by BigBoy, LLC. Mr. Gehl is the Managing Member of BigBoy Investment Partnership and BigBoy, LLC, and, therefore, may be deemed to beneficially own these shares. The business address for BigBoy Investment Partnership and BigBoy, LLC is 111 Bayside Dr., Suite 270, Newport Beach, CA 92625. Includes 27,027 RSUs that will vest within 60 days of May 2, 2025.

(7)	Includes 27,027 RSUs that will vest within 60 days of May 2, 2025.
(8)

Includes (i) 9,065 shares of Common Stock held by the Michael R. Keller Trust, (ii) 142 shares of Common Stock, and (iii) 142 shares of Common Stock held by the Keller 2004 IRR Trust FBO Charles. Includes 27,027 RSUs that will vest within 60 days of May 2, 2025.

(9)	Includes 5,980 shares of Common Stock held in the Reporting Person’s IRA account. Includes 27,027 RSUs that will vest within 60 days of May 2, 2025.
(10)

Consists of (i) 1,228,950 shares of Issuer common stock owned by Tasso and (ii) 182,000 shares of Issuer common stock owned by the Trust. Dana Lorenzo is the Manager of Tasso Capital, LLC, the sole member and manager of Tasso and is the trustee of the Trust.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung will receive a cash payment of $7,500 per month from the Company. The Consulting Agreement had an initial term that continued until December 31, 2019, and was extended through December 31, 2020 upon mutual agreement of Mr. Jung and the Company, and continued on a month-to-month basis during 2022 and 2023.

On November 19, 2024 (the “Effective Date”), the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with a non-employee member of the board directors of the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Company issued to the Purchaser an Unsecured Promissory Note (the “Note”) in the amount of $1,500,000 (the “Principal”), for which the Note (i) matures on the date that is 12 months from the Effective Date (the “Maturity Date”), (ii) may be pre-paid at any time by the Company without penalty, and (iii) accrues interest on the Principal at a rate of 40% simple interest per annum (the “Interest”). The Interest is payable in two equal increments of 20% of the Principal (each, an “Interest Payment”, and collectively, the “Interest Payments”), with the first Interest Payment being due on the date that is six months from the Effective Date, and the second Interest Payment being due on Maturity Date. In the event of a prepayment of the Note by the Company, the Interest Payments will be pro-rated for the period the Note is outstanding.

The Note also provides for: (i) standard events of default, including (a) any default in the payment of the principal or Interest on their respective due dates, (b) the occurrence of a Bankruptcy Event (as defined in the Note), or (c) the Company commits any material breach or default of any material provision of the Note, if not cured within 20 days following the written notice from the Purchaser specifying in reasonable detail such breach or default (sections (a) through (c), the “Events of Default”); and (ii) customary provisions, including representations, warranties and covenants, indemnification, waiver of jury trial, arbitration, and the exercise of remedies upon a breach or default. Upon the occurrence of an Event of Default, the Note will bear interest at the default interest rate of 45% per annum, and upon Holder’s written notice to the Company, all payments of Principal and Interest will become immediately due and payable.

Related Party Transaction Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Accordingly, our Board has adopted a written policy addressing the approval of transactions with related persons, in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq Capital Market. Pursuant to our Related Persons Transactions Policy (the “Policy”), any related-person transaction, and any material amendment or modification of a related-person transaction, is required to be reviewed and approved or ratified by the Board’s Audit Committee, which shall be composed solely of independent directors who are disinterested, or in the event that a member of the Audit Committee is a Related Person, as defined below, then by the disinterested members of the Audit Committee; provided, however, that in the event that management determines that it is impractical or undesirable to delay the consummation of a related person transaction until a meeting of the Audit Committee, then the Chair of the Audit Committee may approve such transaction in accordance with this policy; such approval must be reported to the Audit Committee at its next regularly scheduled meeting. In determining whether to approve or ratify any related person transaction, the Audit Committee must consider all of the relevant facts and circumstances and shall approve only those transactions that are deemed to be in the best interests of the Company.

Pursuant to our Policy and SEC rules, a “related person transaction” includes any transaction, arrangement or relationship which: (i) the Company is a participant; (ii) the amount involved exceeds $120,000; and (iii) an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, had or will have a direct or indirect material interest (each a “Related Person”).

In connection with the review and approval or ratification of a related person transaction:

●

Management shall be responsible for determining whether a transaction constitutes a related person transaction subject to the Policy, including whether the Related Person has a material interest in the transaction, based on a review of all of the facts and circumstances; and

●

Should management determine that a transaction is a related person transaction subject to the Policy, it must disclose to the Audit Committee all material facts concerning the transaction and the Related Person’s interest in the transaction.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this proxy Statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference into this proxy statement the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 31, 2025, as amended April 30, 2025;

●	our Current Report on Form 8-K filed on January 8, 2025; and

●	our Current Report on Form 8-K filed on April 3, 2025; and

●	our Current Report on Form 8-K filed on April 11, 2025.

Any statement incorporated by reference in this proxy statement from an earlier dated document that is inconsistent with a statement contained in this proxy statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this proxy statement, shall be deemed to be modified or superseded for purposes hereof by such statement contained in this proxy statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this proxy statement.

Any person to whom this proxy statement is delivered may (i) request copies of this proxy statement and any of the documents incorporated by reference herein, without charge, by written request to:

Super League Enterprise, Inc.

2856 Colorado Avenue

Santa Monica, California 90404

or by calling us at (213) 421-1920. In addition, stockholders as of the Record Date may download copies of each of the documents incorporated by reference herein from our website at http://ir.superleague.com or from the SEC’s website at http://www.sec.gov. Documents incorporated by reference into this proxy statement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by us at our principal executive offices no later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. A stockholder proposal not included in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 2856 Colorado Avenue, Santa Monica, California 90404, or contact us at (802) 294-2754. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

At the date of this proxy statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

ANNEX A

THE CHARTER AMENDMENT

ANNEX B

THE SUPER LEAGUE ENTERPRISE, INC. 2025 OMNIBUS EQUITY INCENTIVE PLAN